As filed with the Securities and Exchange Commission on September 12, 2024

File No. 024-11563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

(Post-Qualification Amendment No. 4)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Worthy Property Bonds, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

11175 Cicero Dr., Suite 100

Alpharetta, GA 30022

Phone: (678) 646-6791

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Dara Albright

Chief Executive Officer

11175 Cicero Dr., Suite 100

Alpharetta, GA 30022

Phone: (678) 646-6791

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Clint J. Gage, Esq.

Dickinson Wright, PLLC

350 East Las Olas Boulevard, Suite 1750

Fort Lauderdale, FL 33301

Phone: (954) 991-5420

Fax: (844) 670-6009

6199	86-3192320
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Worthy Property Bonds, Inc. (the “Company”) on June 23, 2021, and originally qualified by the U.S. Securities and Exchange Commission on October 31, 2022. This Post-Qualification Offering Circular Amendment No. 4 seeks to add, update, and/or replace information contained in the Offering Circular to reflect: (1) the recent developments at the Company, and (2) the most recent audited financial statements for the fiscal year ended March 31, 2024.

Post-Qualification Amendment No. 4 to the Offering Circular

September 12, 2024

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Post-Qualification Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Worthy Property Bonds, Inc.

WORTHY PROPERTY BONDS

MAXIMUM OFFERING AMOUNT: $75,000,000

MINIMUM OFFERING AMOUNT: $0

Worthy Property Bonds, Inc., (the “Company,” “we,” “us,” “our,” or “ours”) is offering up to $75,000,000 (“Maximum Offering Amount”) of our “Worthy Property Bonds” on a best efforts basis in increments of $10.00, of which $66,566,640 of Worthy Property Bonds have already been issued as of July 31, 2024. Of such Maximum Offering Amount, we are offering up to (i) $74,880,000 of our Worthy Property Bonds for cash and (ii) $120,000 of our Worthy Property Bonds as rewards under our Worthy Property Bond Rewards Program (as described below) for eligible referrals (not for cash). For more information on the terms of Worthy Property Bonds being offered, please see “Description of the Worthy Property Bonds” beginning on page 36 of this offering circular.

Worthy Property Bonds presently bear interest at 7% APY, which is a temporary increase over the base amount of interest payable on the Worthy Property Bonds. On January 1, 2026, the interest rate payable on Worthy Property Bonds shall be reduced to its base rate of 6% APY. In no event will the base interest rate payable on Worthy Property Bonds reduce below 6% APY. All future changes to the interest rate of Worthy Property Bonds will be employed through the filing of a post qualification amendment or supplement, as appropriate, to the Worthy Property Bonds Form 1-A.

The Worthy Property Bonds described in this offering circular will be offered and sold on a continuous basis directly through the Worthy Websites at worthypropertybonds.com or www.worthybonds.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. The aggregate initial offering price of the Worthy Property Bonds will not exceed $75,000,000 in any 12-month period, and there is no minimum number of Worthy Property Bonds that need to be sold as a condition of closing this offering. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering.

The Worthy Property Bonds are not secured by any deposit or other insurance, investors in the Worthy Property Bonds may not be able to recover their interest earned, or their initial investment in Worthy Property Bonds if the Company’s business is not successful. In the event the Company’s business is not successful the Company may pause any Worthy Property Bond redemption requests by investors. Other affiliated entities, also owned 100% by Worthy Financial, Inc., a Delaware corporation (“WFI”) and the parent corporation to the Company, are currently undergoing such pauses in redemption requests, please see the Risk Factor “The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders.”

We have also created the Worthy Property Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referrer”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referrer and eligible Referree will be entitled to receive an award of one Worthy Property Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Property Bonds per Referrer account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Property Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Property Bond Rewards Program, please see “Plan of Distribution – Worthy Property Bond Rewards Program” on page 42 of this offering circular.

We have engaged Dalmore Group, LLC (the “BOR” or “Dalmore”), member Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”), and registered as a broker-dealer in all 50 states, to act as the broker-dealer of record to provide processing and compliance services in connection with this offering. The Company will pay Dalmore a fee equal to 1% of the aggregate amount raised by Dalmore up to the first $25,000,000, then a fee equal to 0.50% for any additional amount raised, which does not include a one-time set-up fee and consulting fee payable by the Company to Dalmore. If any other broker-dealer or other agent/person is engaged by the Company in connection with the offering of our Worthy Property Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. To the extent that the Company’s officers and directors make any communications in connection with this offering they will conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this offering circular.

The approximate date of the commencement of the proposed sales or awards to the public of the Worthy Property Bonds will be within two calendar days from the date on which the offering is qualified by the Securities and Exchange Commission (the “SEC”) and on a continuous basis thereafter until the maximum number of Worthy Property Bonds offered hereby is sold or awarded. The minimum purchase is $10.00 and funds received will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this offering. The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Property Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. The offering of Worthy Property Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Property Bonds but have not issued all of the Worthy Property Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Property Bonds for cash if all of the Worthy Property Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Property Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

No public market has developed nor is expected to develop for Worthy Property Bonds, and we do not intend to list Worthy Property Bonds on a national securities exchange or interdealer quotational system.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 9 of this offering circular about the risks you should consider before investing.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

	Price to Public	Selling Agent Commissions (1)	Proceeds, Before Expenses, to Worthy Community Bonds II, Inc. (2)
Per Worthy Property Bond	$10.00	$0.07	$9.93
Total(3)	$74,880,000	$499,400	$74,380,600

(1)	The Company has engaged Dalmore, a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record in connection with this offering to provide processing and compliance services. The Company will pay Dalmore in connection with the terms of the Broker-Dealer Agreement between the Company and Dalmore, attached as Exhibit 1.1 hereto. The Company will pay Dalmore a fee equal to 1% of the aggregate amount raised by Dalmore up to the first $25,000,000, then a fee equal to 0.50% for any additional amount raised. If the Maximum Offering Amount is sold, the maximum amount the Company would pay Dalmore is $499,400, which does not include a one-time expense fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution.” The value in the chart reflects the weighted average commission Dalmore will receive if the Maximum Offering Amount is sold.

(2)	The Company expects that the amount of expenses of the offering that it will pay without using proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, and not including commissions.

(3)	Assumes that the maximum aggregate offering amount of $74,380,600 in cash proceeds is received by us.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(C) provides an exemption for a company that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(C) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business. See “Risks Related to Being Deemed an Investment Company under the Investment Company Act” under the “Risk Factors” section on page 9 of this offering circular.

Our principal office is located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our phone number is (678) 646-6791. Our corporate website address is located at www.worthybonds.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Post-Qualification Amendment No. 4 to the Offering Circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Post-Qualification Amendment No. 4 to the Offering Circular is September 12, 2024

Worthy Property Bonds will only be offered for sale in jurisdictions where such offers and sales are permitted. Worthy Property Bonds will not be offered and sold in any state where the BOR is not registered as a broker-dealer, and will not be offered or sold in the State of Florida. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Property Bonds, Inc., a Florida corporation, and our wholly-owned subsidiary Worthy Lending V, LLC, a Delaware limited liability company, which we refer to as “Worthy Lending V.” We use a twelve-month fiscal year ending on March 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on June 30th, September 30th, December 31st, and March 31st respectively.

The information contained on, or accessible through, the websites at worthypropertybonds.com and www.worthybonds.com are not part of, and is not incorporated by reference in, this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this offering circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this offering circular. Other sections of this offering circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Worthy Property Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Worthy Property Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when our Worthy Property Bonds are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Worthy Property Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Worthy Property Bonds will not be offered and sold in any state where the BOR is not registered as a broker-dealer, and will not be offered or sold in the State of Florida. The BOR, in its capacity as broker of record for this offering, will be permitted to make a determination that the subscribers of the Worthy Property Bonds in this offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including “Risk Factors” beginning on page 9 and our financial statements and the accompanying notes included in this offering circular.

Overview

On April 9, 2021, the Company was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. WFI was the sole shareholder of the Company’s common stock.

On December 11, 2023, Worthy Wealth, Inc. (“WWI”) executed a stock purchase agreement (the “SPA”) to purchase from WFI all of the issued and outstanding equity of the Company and our affiliate, Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), as well as their two wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company and a subsidiary of the Company (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company and a subsidiary of WPB2 (“Worthy Lending VI”) (the “Acquisition”). Prior to the closing of the Acquisition, WFI owns 100% of the issued and outstanding equity of the Company and Worthy Property Bonds II, Inc. Upon the closing of the Acquisition, WWI would own 100% of the issued and outstanding equity of the Company and Worthy Property Bonds II, Inc.

As part of the Acquisition, WWI would also acquire a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. WWI also acquired WFI’s proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

There are several conditions to the closing of the Acquisition that still need to be met in order the for the Acquisition to be completed. The only material condition to closing the Acquisition is the payment by WWI to WFI of a minimum of $10,000,000 in cash at closing and the issuance to by WWI to WFI of a promissory note in the original principal amount of $30,000,000 less the amount of cash paid at closing. Additional customary closing documents will also be delivered, but they are not a material condition to closing. At present there can be no guarantee the all such conditions will be satisfied, and thus there can be no guarantee that the Acquisition will be completed.

The Company does not anticipate any material changes to operations if the Acquisition is completed.

Please see the Section “Conflicts of Interest” with respect to the organizational charts of WFI and WWI both before and after the closing of the Acquisition, and, the extent to which the leadership of the Company and WWI will remain similar in the event of the closing of the Acquisition and to highlight any significant changes to the leadership.

We have a limited operating history, which, through our wholly owned subsidiary Worthy Lending V, LLC (“Worthy Lending V”), a Delaware limited liability company, implements our business model. Our business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Our business plan provides that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Worthy Property Bonds in this offering will provide the capital for these activities.

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The Worthy Property Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our Company;
●	bear interest at 7% APY until January 1, 2026, at which time it shall be reduced to 6% APY. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder, subject to liquidity
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable; and
●	are unsecured.

For more information on the terms of Worthy Property Bonds being offered, please see “Description of the Worthy Property Bonds” beginning on page 36 of this offering circular.

Up to (i) 7,488,000 of our Worthy Property Bonds, with an aggregate principal amount of $74,880,000, will be offered for cash and (ii) up to 12,000 of our Worthy Property Bonds, with an aggregate principal amount of $120,000, will be offered as rewards under our Worthy Property Bond Rewards Program (as described below) for eligible referrals (not for cash).

Except as otherwise provided herein, the Worthy Property Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days; provided, however, if the bond holder requests a repayment of Worthy Property Bonds in the aggregate principal amount greater than $50,000, the Company may make such repayment to such bond holder within thirty (30) days of the request for such repayment.

We have created the Worthy Property Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referrer”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referrer and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Property Bond in order for the Referrer and the Referree to each receive a Bond Reward. Each eligible Referrer and eligible Referree will be entitled to receive an award of one Worthy Property Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Property Bonds per Referrer account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Property Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Property Bond Rewards Program, please see “Plan of Distribution – Worthy Property Bond Rewards Program” on page 42 of this offering circular.

The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Property Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Property Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Property Bonds but have not issued all of the Worthy Property Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Property Bonds for cash if all of the Worthy Property Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Property Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

The Company has limited operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the year ended March 31, 2023. We expect to generate income from (i) the difference between the interest rates we charge on our real estate loans and mortgages and other investments which we have acquired and the interest we will pay to the holders of Worthy Property Bonds and (ii) profits we realize on the sale of the interests in real estate that we acquire. We also expect to use up to 5% of the proceeds from sales of Worthy Property Bonds to provide working capital and general corporate purposes for our Company until such time as our revenues are sufficient to pay our operating expenses.

Until sufficient proceeds have been received by us from the sale of Worthy Property Bonds in this offering, we will rely on advances from our parent as to which we have no assurances. We will not be paying back any of the funds advanced to us by WFI and therefore there is no interest rate or maturity associated with such advances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether.

As Worthy Lending V is a wholly owned subsidiary of the Company, the real estate loans and other assets of Worthy Lending V, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Property Bonds. While there is no formal security agreement in place with respect to these real estate loans and other assets within Worthy Lending V (and while any current and future creditors of Worthy Lending V may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending V we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending V up to the Company so that the Company may meet such payment obligations.

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Competitive Strengths

We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted primarily to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the sub-prime mortgage industry. We believe that this area is one of our competitive strengths because we believe that there are not many lenders who are servicing these borrowers which leaves more room for the Company to pursue opportunities in this sector. Additionally, we believe that this area is one of our competitive strengths because many other lenders are not interested in loans to sub-prime developers who seek to finance their real estate to provide funds for short term development of their properties. However, despite our intentions, we may never be profitable in this sector.

Recent Developments

The SPA

On December 11, 2023, WWI executed the SPA to purchase from WFI all of the issued and outstanding equity of the Company and our affiliate, WPB2, as well as their two wholly-owned subsidiaries, Worthy Lending V and Worthy Lending VI. The principal purpose of the SPA is to organize, under WWI, a group of entities that are engaged in the business of making real estate loans and other permissible real estate investments, including those made by the Company, WPB2, and other current and to be formed subsidiaries of WWI. Upon the closing of the Acquisition, WWI will have acquired 100% of the equity of the Company and WPB2 from WFI.

As part of the Acquisition, WWI would also acquire a fintech platform and mobile app, specifically the Worthy App, that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. WWI would also acquire WFI’s proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

There are several conditions to the closing of the Acquisition that still need to be met in order the for the Acquisition to be completed. The only material condition to closing the Acquisition is the payment by WWI to WFI of a minimum of $10,000,000 in cash at closing and the issuance to by WWI to WFI of a promissory note in the original principal amount of $30,000,000 less the amount of cash paid at closing. Additional customary closing documents will also be delivered, but they are not a material condition to closing. At present there can be no guarantee the all such conditions will be satisfied, and thus there can be no guarantee that the Acquisition will be completed.

The Company does not anticipate any material changes to operations if the Acquisition is completed.

Neither the manager of WFI nor WWI have any direct obligation, to the Company’s knowledge, to support their respective subsidiaries in making bond payments. To the Company’s knowledge, WFI’s use of proceeds from the proposed sale of the Company and WPB2 in the Acquisition includes funding Worth Peer I and II in order to enable them to meet their redemption obligations. Any liquidity and asset shortfalls at Worthy Peer I and II have had no affect on the Company’s ability to redeem the Company’s bonds, in that the various subsidiaries of WFI are operated separate and apart from one another and have no obligations to support each other financially.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of completion of this offering;
●	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or
●	the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an “emerging growth company” until as late as October, 2024.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 9. These risks include, but are not limited to the following:

●	We have a limited operating history, and we may never become profitable;
●	Absent any additional financing or advances from our parent company, other than the sale of the Worthy Property Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the Worthy Property Bonds, we are dependent on advances from our parent company in order to meet our operating expenses and our parent company is under no obligation to advance us any funds;
●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of Worthy Property Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Property Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.
●	The foregoing and other risks, as set forth herein, may negatively impact the ability of the Company to make principal and interest payments under the Worthy Property Bonds.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the year ended March 31, 2024 and the period from inception to March 31, 2023.

Corporate Information

We were incorporated under the laws of the State of Florida on April 9, 2021. On April 9, 2021, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. WFI is the sole shareholder of the Company’s common stock.

Our wholly owned subsidiary Worthy Lending V was organized under the laws of the State of Delaware on April 9, 2021. Our principal executive offices are located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our telephone number is (678) 646-6791. Our fiscal year end is March 31st. The information which appears on our websites, or is accessible through our websites, at worthypropertybonds.com and www.worthybonds.com are not part of, and is not incorporated by reference into, this offering circular.

We are presently dependent on advances from our parent, WFI, to provide capital for our operations. We will not be paying back any of the funds advanced to us by WFI and therefore there is no interest rate or maturity associated with such advances. WFI reported revenues of $1,356,701 for the year ended December 31, 2023 and had a net loss of $831,014. At December 31, 2023, WFI had liabilities exceeding assets of $28,906,779 and had an accumulated deficit of $31,607,488. WFI reported its financial results in their Annual Report on Form C-AR dated April 30, 2024 filed with the Securities and Exchange Commission on April 30, 2024, on a consolidated basis with its wholly owned subsidiaries Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Property Bonds, Inc., Worthy Property Bonds 2, Inc., and Worthy Management, Inc., each of which is a wholly owned subsidiary of WFI.

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THE OFFERING

Securities being offered:	Up to $75,000,000 of Worthy Property Bonds on a “best efforts” basis. Up to $74,880,000 of our Worthy Property Bonds will be offered for cash and up to $120,000 of our Worthy Property Bonds will be offered as rewards under our Worthy Property Bond Rewards Program for eligible referrals (not for cash). As of July 31, 2024, we have sold $66,566,640 of Worthy Property Bonds.

Offering Price per Worthy Property Bonds for Cash:	$10.00 per each Worthy Property Bond.

Description of the Worthy Property Bonds:	The Worthy Property Bonds:

● are priced at $10.00 each;

● represent our full and unconditional obligation;

● bear interest at 7% APY until January 1, 2026, at which time it shall be reduced to 6% APY. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;

● are subject to repayment at any time at the demand of the holder;

● are subject to redemption by us at any time;

● are not payment dependent on any real estate loans or investments;

● are transferable; and

● are unsecured.

Principal amount of Worthy Property Bonds:	We will not issue Worthy Property Bonds offered hereby in excess of $75 million principal amount during any 12-month period. The Worthy Property Bonds offered hereby will be offered on a continuous basis. As of July 31, 2024 we have sold $66,566,640 of Worthy Property Bonds.

Regulation A Tier:	Tier 2

Investor Suitability:	The Worthy Property Bonds will not be sold to any person unless they are a “qualified purchaser”. A “qualified purchaser” includes: (1) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other investors who meet the investment limitations set forth in Rule 251(d)(2) (C) of Regulation A. Such persons as stated in (2) above must conform with the “Investment Amount Restrictions” as described in the section below. Each person acquiring Worthy Property Bonds may be required to represent that he, she or it is purchasing the Worthy Property Bonds for his, her or its own account for investment purposes and not with a view to resell or distribute the securities. Each prospective purchaser of Worthy Property Bonds may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Worthy Property Bonds is an Accredited Investor if such is claimed by the investor. Furthermore, Worthy Property Bonds will only be offered and sold to investors located in states where the BOR is registered as a broker-dealer.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Securities outstanding prior to this offering:	100 shares of our common stock, all of which are owned by WFI, and 6,656,6640 Worthy Property Bonds

Securities Outstanding after the offering	7,500,000 of Worthy Property Bonds, and 100 shares of our common stock.

Manner of offering:

The Worthy Property Bonds described in this offering circular will be offered on a continuous basis directly through the Worthy Website at www.worthybonds.com or though the Worthy App which may be downloaded for free from the Apple Store or from Google Play. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. We have engaged the services of the BOR, which is a registered broker-dealer, to provide processing and compliance services in connection with the offering.

If any other broker-dealer or other agent/person is engaged to sell our Worthy Property Bonds, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. Please see “Plan of Distribution” beginning on page 40 of this offering circular.

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Broker	The Company has entered into an agreement with the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Worthy Property Bonds will occur, and is a member of FINRA and the Securities Investor Protection Corporation (“SIPC”). The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below under “Plan of Distribution – Fees and Expenses”). The BOR will provide processing and compliance services in connection with the Offering. The Worthy Property Bonds will be offered and sold only in states where the BOR is registered as a broker-dealer. Please see “Plan of Distribution – Broker” beginning on page 41 of this offering circular.

Worthy Property Bond Rewards Program:	We have created the Worthy Property Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referrer”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referrer and eligible Referree will be entitled to receive an award of one Worthy Property Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Property Bonds per Referrer account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Property Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Property Bond Rewards Program, please see “Plan of Distribution – Worthy Property Bond Rewards Program” on page 42 of this offering circular.

Minimum and Maximum Investment Amount	The minimum investment amount per subscriber is $10. There is no maximum investment amount per subscriber.

Voting Rights	The Worthy Property Bonds do not have any voting rights.

Risk Factors	Purchasing the Worthy Property Bonds and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 9.

How to invest:	Please visit the Worthy Website at www.worthybonds.com and click the “Get Started” link at the top of the home page. You may also download the Worthy App and use it to invest. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:

If we sell all $74,880,000 of Worthy Property Bonds offered hereby for cash , we estimate we will receive net proceeds from this offering of approximately $74,380,600, after subtracting commissions of $499,400. The Company expects that the amount of offering expenses that it will pay without using the proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, and not including commissions. Such offering expenses will be paid by the Company using capital contributions received from our parent company, WFI, for which WFI will not be reimbursed. We intend to continue to use the proceeds from this offering to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

We will not receive any proceeds from the issuance of up to $120,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

Transfer Agent	The Company will act as its own transfer agent and maintain the Company’s share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine it is necessary.

Termination of the offering	The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Property Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Property Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Property Bonds but have not issued all of the Worthy Property Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Property Bonds for cash if all of the Worthy Property Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Property Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the year ended March 31, 2024.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this Offering Circular.

Year Ended March 31, 2024

Statement of Operations Data
Total revenues	$2,666,491
Gross profits	$54,619)
Total operating expenses	$2,012,859
Loss from operations
Nonoperating income (expense)	-
Net loss	$(1,677,191)
Net loss per share, basic and diluted	$(16,771.91)

Balance Sheet Data (at period end)
Cash and cash equivalents	$2,624,204
Working capital	$(2,866,651)
Total assets	$41,039,439
Total liabilities	$43,906,090
Stockholder’s equity (deficit)	$(2,866,651)

(1)	Working capital represents total assets less total liabilities.

RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We have a limited operating history, and we may never become profitable;
●	Absent any additional financing or advances from our parent company, other than the sale of the Worthy Property Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the Worthy Property Bonds, we are dependent on advances from our parent company in order to meet our operating expenses and our parent company is under no obligation to advance us any funds;
●	We have limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of Worthy Property Bonds are exposed to the credit risk of our company;
●	There has been no public market for Worthy Property Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.
●	The foregoing risks, as well as the additional risks set forth in this Offering Circular, could negatively impact our ability to pay principal and interest under the Worthy Property Bonds.

Risks Related to our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

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Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

We primarily lend to sub-prime real estate borrowers. Accordingly, our borrowers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for loans by potential borrowers or higher default rates by borrowers.

There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified borrowers apply for loans, our growth and revenue would be negatively impacted.

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we have invested significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business. We currently have no full time employees. However, management and staffing are presently provided by Worthy Management, Inc., a wholly owned subsidiary of our parent company.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

Risks Related to Our Company

Our ability to pay principal and interest on Worthy Property Bonds is dependent on the Company’s success in collecting amounts loaned by the Company to third party borrowers.

The Company’s ability to make principal and interest payments on Worthy Property Bonds is dependent, in part, on the Company’s ability to collected principal and interest on the loans made by the Company to third party borrowers. In the event a material number of the Company’s borrowers default on their repayment obligations under their loans the Company would eventually have difficulty timely paying interest and principal on the Worthy Property Bonds issued in this offering. In such an event, such repayments would need to be temporarily paused until such time as the Company can successfully liquidate the required amount of its loan portfolio, raise capital through commercial lenders, or receive contributions from the Company’s parent company, WFI. There can be no guarantee that such measures would be successful.

As set forth below in the risk factor titled “The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders”, certain other subsidiaries of WFI have been forced, for the reasons set forth above, as set forth therein, to pause the payment of principal and interest (interest continues to be accrued), under the bonds issued by said subsidiaries.

We have been operational for approximately 18 months, have a relatively limited operating history, and we may never become profitable.

We do not expect to be profitable for the foreseeable future. If we are unable to obtain or maintain profitability, we may not be able to attract investment, compete, or maintain operations. Any material negative impact to our operations could potentially negatively impact our ability to pay principal and interest on our Worthy Property Bonds, and ultimately impact our ability to continue as a going concern.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the year ended March 31, 2024 and March 31, 2023.

We are an early-stage startup with a limited operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the period from March 31, 2023 to March 31, 2024 and our audited consolidated financial statements for the period from February 1, 2023 to March 31 2023, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling the Worthy Property Bonds.

We are dependent on advances from our parent company and the funds to be raised in this offering in order to be able to implement our business plan.

Until sufficient proceeds have been received by us from the sale of Worthy Property Bonds in this offering we will rely on advances from our parent as to which we have no assurances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether, which could negatively impact our ability to pay principal and interest on our Worthy Property Bonds.

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If we do not raise sufficient funds in this offering or if our parent company declines to make advances to us we won’t be able to implement our business plan.

We have not generated significant revenues and we are dependent on the proceeds from this offering to provide funds to implement our business model. Given the uncertainty of the amount of Worthy Property Bonds that we will sell makes it difficult to predict our planned operations. Until sufficient proceeds have been received by us from the sale of Worthy Property Bonds we will rely on advances from our parent as to which we have no assurances. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent company declines to make advances to us we won’t be able to implement our business plan.

We have limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and other credit products extended to borrowers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to sub-prime real estate borrowers;
●	successfully navigate economic conditions and fluctuations in the credit market; and
●	effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business, cause our operating results to suffer, potentially negatively impact our ability to redeem Worthy Property Bonds upon demand by our bondholders, and ultimately impact our ability to continue as a going concern.

The amount of repayments that bond holders demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor repayment demands of bond holders. Pursuant to the terms of our Worthy Property Bonds Investor Agreement and Worthy Property Bonds, investors may require us to repay the amount of their Worthy Property Bonds on 5 days’ notice, provided, however, if the requested amount of repayment is greater than $50,000 such repayment must be made by us within 30 days of the request. Any failure to make repayments on the foregoing terms is an event of default under the Worthy Property Bonds. Under the Worthy Property Bonds Investor Agreement any claims brought by an investor against us following such a payment event of default may be subject to binding arbitration (subject to certain opt-out provisions) or small claims court. See “Description of the Worthy Property Bonds - Worthy Property Bonds – Arbitration.”

We set aside a minimum of 20% of Worthy Property Bonds sales in cash and cash equivalents. However, in the event there are more demands for repayment to meet than our cash and cash equivalents on hand, we may be required to (i) liquidate some of our loan portfolio and investments (which loans and investments qualify under the exemption provided by Section 3(c)(5)(C) of the Investment Company Act of 1940), (ii) seek commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations, for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds would be advanced to us, or (iii) seek capital contributions from our parent company, WFI. In the event that the above sources of funds to honor repayments cannot be realized within the time frame of the repayment requests of bond holders, bond holders might have to wait for repayment until the above sources are realized. If the above sources do not generate enough funds to honor bond holders’ requests for repayment, there is a risk that the bond holders may lose some or all of their investment in the Worthy Property Bonds. As of July 1, 2024, the Company has $13,133,294 of immediately available assets available to meet redemption requests.

On August 22, 2022, Worthy Peer Capital, Inc., our sister company and wholly owned subsidiary of our parent company WFI, advised all bondholders that due to a number of domestic and global economic factors, some of its loans to small businesses, including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment, purchase order financing and real estate, have defaulted in their payment obligations. The foregoing defaults in small business loans has caused current illiquidity of the company’s overall loan portfolio. As a result, Worthy Peer Capital, Inc. temporarily delayed the redemption of outstanding bonds while continuing to accrue the 5% APY interest until March 31, 2023, and 5.5% APY effective April 1, 2023. The foregoing delay in redemptions is a default by Worthy Peer Capital, Inc., under the Worthy Peer Capital Bonds. Prior to the pause in redemptions Worthy Peer Capital, Inc. had redeemed $41,114,337 of Worthy Peer Capital Bonds. Since the pause in redemptions Worthy Peer Capital, Inc. has redeemed $1,493,940.58 of Bond principal and interest. $7,734,882 of Worthy Peer Capital Bonds are presently subject to the pause of redemptions. As of March 31, 2024 Worthy Peer Capital, Inc. has redeemed $42,159,461 of Worthy Peer Capital Bonds. Since March 31, 2024, Worthy Peer Capital, Inc. has redeemed $0 of Bond principal and interest. Worthy Peer Capital, Inc. continues to pursue outstanding loan collections and will redeem outstanding bonds with accrued interest as loan collections and other asset liquidation permits and will do so automatically in the order of bond maturity and redemption requests. WFI, the parent company of Worthy Peer Capital, Inc., has no obligation to provide capital contributions to Worthy Peer Capital, Inc., however, to the extent that Worthy Peer Capital, Inc.’s asset liquidity does not provide sufficient funds for full bond redemption, it is the intention of WFI to provide capital contributions to the company from the proceeds of the pending SPA transaction or from other sources of capital.

On July 26, 2023, Worthy Peer Capital II, Inc. advised all bondholders that due to a number of domestic and global economic factors, some of its loans to small businesses, including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment, purchase order financing and real estate, have defaulted in their payment obligations. The foregoing defaults in small business loans has caused current illiquidity of Worthy Peer Capital II, Inc.’s overall loan portfolio. As a result, Worthy Peer Capital II, Inc. paused the redemption of outstanding bonds while continuing to accrue 5.5% APY interest. $5,188,353 of Worthy Peer Capital II Bonds at March 31, 2024, were subject to the pause of redemptions. Prior to the pause in redemptions Worthy Peer Capital II, Inc. had redeemed $43,984,983 of Worthy Peer Capital II Bonds. As of March 31, 2024, Worthy Peer Capital II has redeemed $45,037,891 of Worthy Peer Capital II Bonds. Worthy Peer Capital II, Inc. continues to pursue outstanding loan collections and will redeem outstanding bonds with accrued interest as loan collections and other asset liquidation permits and will do so automatically in the order of bond maturity and redemption requests. To the extent that Worthy Peer Capital II, Inc.’s asset liquidity does not provide sufficient funds for full bond redemption, it is the intention of WFI, the parent company of Worthy Peer Capital II, Inc., to provide capital contributions to Worthy Peer Capital II, Inc. from the proceeds of the pending SPA transaction or from other sources of capital.

From inception to the date hereof, WFI’s subsidiary Worthy Community Bonds, Inc., has repaid all redemptions requests from its bondholders. WFI’s subsidiary Worthy Community Bonds II, Inc., has not issued any bonds to date and has no current business operations.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Although a significant part of our loan decisions is based on appraisals of the real estate underlying the loans, our decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, operating results, potentially negatively impact our ability to redeem Worthy Property Bonds upon demand by our bondholders, and ultimately impact our ability to continue as a going concern.

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Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted and our ability to make principal and interest payments on our Worthy Property Bonds could be negatively impacted, if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We rely on various referral sources and other borrower lead generation sources, including lending platforms.

Unlike banks and other larger competitors with significant resources, we rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which sub-prime loans or the volume of sub-prime loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of sub-prime mortgage borrowers we are referred. Any significant reduction in sub-prime mortgage borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our company, and could potentially negatively impact our ability to pay principal and interest on our Worthy Property Bonds.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, results of operations, and ability to pay principal and interest on our Worthy Property Bonds, could be adversely affected.

We will face increasing competition of other sub-prime real estate lenders and, if we do not compete effectively, our operating results could be harmed.

We compete with other companies that make sub-prime real estate loans. If we are not able to compete effectively with our competitors, our operating results could be harmed. Any material negative impact to our operating results could potentially negatively impact our ability to redeem Worthy Property Bonds upon demand by our bondholders, and ultimately impact our ability to continue as a going concern.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, future growth, and ability to pay principal and interest on our Worthy Property Bonds.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Property Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Dara Albright, Sally Outlaw and Alan Jacobs.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers and directors, Dara Albright, Sally Outlaw and Alan Jacobs. Our key personnel have expertise that could not be easily replaced if we were to lose any or all of their services.

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Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, current reports on Form 1-U and Post Qualification Amendments as required.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations and ability to pay principal and interest on our Worthy Property Bonds.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Our limited operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

We are subject to the risk of fluctuating interest rates, which could harm our planned business operations.

We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments and the interest we will pay to the holders of Worthy Property Bonds. Due to fluctuations in interest rates, we may not be able to charge borrower’s an interest rate sufficient for us to generate income, which could harm our planned business operations and adversely impact our ability to pay principal and interest on our Worthy Property Bonds.

Any Bond Rewards you receive as a result of the Bond Rewards Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Bond Rewards for income purposes. You may be subject to tax on the value of your Bond Rewards. If you receive Worthy Property Bonds under the Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value of the Worthy Property Bonds. Your participation in the Bond Rewards Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

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Risks Related to Being Deemed an Investment Company under the Investment Company Act

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to continue to acquire assets with the proceeds of this offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C). Notwithstanding, it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to the investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, if the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our securities under Regulation A of the Securities Act in this Offering, or at all. In the event that this occurs, the Company would have to immediately terminate this Offering. The unregistered issuance of our securities to the investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold in this Offering prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the Company may not have the funds required to address all rescissions if a large number of investors seek rescission at the same time, and as a result, we may be delayed in the delivery of funds for such rescissions and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our rescission obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations, as the Company would not be eligible to do so.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A for this Offering, it could result in a large number of investors demanding repayment in a short period of time, and the Company may not have funds to satisfy those demands.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, in the event that the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our Worthy Property Bonds under Regulation A of the Securities Act in this Offering, or at all. If this occurs, it could result in a large number of investors demanding repayment in a short period of time, and the Company may not have funds to satisfy those demands. As a result, we may be delayed in the delivery of funds and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such demands, as the Company would not be eligible to do so.

If we are deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, we could be subject to liability under Section 5 of the Securities Act.

In the event that the Company is deemed to be an investment company under the Investment Company Act, and if we sell securities in reliance on Regulation A and operate as an unregistered investment company due to a failure to qualify for the Section (3)(c)(5)(C) exemption of the Investment Company Act, for any Worthy Property Bonds sold by us in reliance on Regulation A, the Company could be liable for violating Section 5 of the Securities Act if any of the securities issued in this Offering would be considered to be an unregistered issuance of securities if no other exemption from registration is available. Section 5 allows purchasers to sue the Company for selling a non-exempt security without registering it, whereby the purchasers seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

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The characteristics of the Worthy Property Bonds, including interest rate, no maturity date, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The Worthy Property Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing Worthy Property Bonds. The characteristics of the notes, including no maturity date, repayable at your demand, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Worthy Property Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Worthy Property Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Worthy Property Bonds in relation to your other investment holdings and the diversity of those holdings.

Holders of Worthy Property Bonds are exposed to the credit risk of our company.

Worthy Property Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. Worthy Property Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The Worthy Property Bonds are unsecured obligations.

The Worthy Property Bonds do not represent an ownership interest in any specific Worthy loans, their proceeds, or their assets. The Worthy Property Bonds are unsecured general obligations of Worthy only and not any Worthy borrower. The Worthy Property Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Property Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Property Bonds. Therefore as unsecured obligations, there is no security to be provided to the holders of the Worthy Property Bonds.

There is no public market for Worthy Property Bonds, and none is expected to develop.

Worthy Property Bonds are newly issued securities. Although under Regulation A the securities are not restricted, Worthy Property Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Property Bonds, and we do not intend to list Worthy Property Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Property Bonds as Worthy Property Bonds are expected to be highly illiquid investments.

Holders of the Worthy Property Bonds will have no voting rights.

Holders of the Worthy Property Bonds will have no voting rights and therefore will have no ability to control the Company. The Worthy Property Bonds do not carry any voting rights and therefore the holders of the Worthy Property Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company.

There is a risk that the Worthy Website will not be able to handle a large number of investors subscribing to this offering.

Although the Worthy Website has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Property Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

There is a risk that the Worthy Website and the Worthy APP may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the Worthy Property Bonds and services on the Worthy Website and the Worthy App. There is a risk that the Worthy Website and the Worthy APP may be hacked. Worthy Property Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Property Bonds will be stored by us and will remain in our custody for ease of administration. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The Worthy Property Bond Holders may be subject to third party fees.

Worthy Property Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

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Because the Worthy Property Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance or guarantee of our obligation to make payments on the Worthy Property Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Worthy Property Bonds. The Worthy Property Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the Worthy Property Bonds, you will have to rely only on our cash flow from operations and possible funding from WFI, our parent company, for repayment of principal and interest upon your demand of repayment or upon redemption by us. If our cash flow from operations and possible funding from WFI, our parent company, are not sufficient to pay any amounts owed under the Worthy Property Bonds, then you may lose all or part of your investment.

The Company may be subject to fines and penalties for failure to timely file reports and amendments with the SEC, including annual reports, semi-annual reports, current reports, post-qualification amendments and supplements.

The SEC requires Regulation A issuers to file certain reports, supplements and amendments after an offering has been qualified to sell to investors. Specifically, issuers are required to file annual and semi-annual reports and current reports reflecting certain changes and events that are material to investors. Further, post-qualification amendments must be filed for ongoing offerings at least every 12 months after the qualification date to include the financial statements that would be required by Form 1–A as of such date; and post-qualification amendments or supplements are required to be filed to reflect any facts or events arising after the qualification date of the offering statement (or the most recent post-qualification amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the offering statement. Any failure to timely file the foregoing could result in SEC fines, penalties, or other enforcement actions, including, in certain circumstances, to a rescission offering, which could potentially negatively impact the financial status of the company involved, and any investments therein.

The Company has filed all required annual, semi-annual and current reports, and post-qualification supplements or amendments, with the exception of the following:

● The Company increased the interest rate payable on Worthy Property Bonds from 5% at qualification on October 31, 2022, to 5.5% APY effective April 1, 2023, to 6% APY effective August 15, 2023, to 7% APY effective November 13, 2023. The foregoing increases in interest rates were disclosed by the Company on Forms 1-U Current Reports. The SEC could, in the event of a review, determine that the foregoing increases in interest rates should have been filed via a post-qualification amendment or supplement to the Company’s Form 1-A. As a result of the foregoing, the Company may be subject to fines, penalties, or other enforcement actions. All future changes to the interest rate of Worthy Property Bonds will be employed through the filing of a post qualification amendment or supplement, as appropriate, to the Company’s Form 1-A.

● The Company filed a post-qualification amendment to Form 1-A more than 12 months from its qualification date which fails to comply with applicable federal securities law. As a result of the foregoing, the Company may be subject to fines, penalties, or other enforcement actions, including, but not limited to, a rescission offering for any securities sold during the period from when the post-qualification amendment was due, October 31, 2023, through the date the Company ceased selling securities under the Form 1-A on May 28, 2024, which totals $19,489,830 of securities issued, of which $8,433,360 remained outstanding as of September 12, 2024.

This post-qualification amendment to Form 1-A includes the foregoing information, but it has yet to be qualified as of date hereof.

The Company’s ability to expand it’s lending operations, maintain sufficient loan loss reserves, and to generally manage its loan portfolio and any loan losses, impacts the Company’s ability to meet its payment obligations to the holders of Worthy Property Bonds.

The funds raised by the Company under this offering are utilized primarily to purchase or otherwise acquire mortgages and other liens on and interests in real estate, as set forth herein. The Company structures its loan portfolio, and the terms of the loans therein, to maximize the Company’s ability to pay both the interest payable to, and redemption requests made by, the holders of Worthy Property Bonds. Whereas the Company may seek to raise additional investment capital pursuant to applicable securities laws upon the conclusion of the offering, to expand its loan portfolio, there can be no guarantee that the Company will elect to do so or will be able to do so if it does so elect. In the event the Company elects not to, or is unable to, raise additional capital, its lending operations will not be able to expand in terms of principal invested, but will remain structured in a manner intended to enable the Company to repay interest and principal on the outstanding Worthy Property Bonds. The Company’s auditor, in its audit of the Company’s financial statements, has identified the Company’s loan loss allowance and valuation of mortgages held for investment as critical audit matters in their audit report. The Company maintains an allowance for potential loan losses, but there can be no guarantee that the amounts allocated thereto will be sufficient to fully address any such loan losses. While the Company does not presently have any loans or investments that have defaulted or otherwise are not being paid according to their terms, there can be no guarantee that such events will not occur in the future with respect to the Company’s loan portfolio. To the extent the Company experiences unexpected loan losses as a result of financial and economic conditions generally, the financial condition of one or more borrowers thereunder specifically, a Company failure to adequately analyze and value complex risks and assets, or otherwise, the Company may not be able to meet its obligations to the holders of Worthy Property Bonds on a timely basis.

By purchasing Worthy Property Bonds in this Offering, unless you opt-out in accordance with the terms of the Worthy Property Bond Investor Agreement, you are bound by the arbitration provisions contained in our Worthy Property Bond Investor Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing shares in this Offering, unless you opt-out in accordance with the terms of the Worthy Property Bond Investor Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section 13 of our Investor Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Worthy Property Bond Investor Agreement, the holders of Worthy Property Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Property Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the Worthy Property Bond Investor Agreement, if a holder of Worthy Property Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Property Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Property Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Property Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Property Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Property Bonds will be subject to the arbitration provisions of the Worthy Property Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Property Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The Worthy Property Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Property Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Property Bonds or the Worthy Property Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Property Bonds will be subject to these provisions of the Worthy Property Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY PROPERTY BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

By purchasing Worthy Property Bonds in this Offering, you are bound by the fee-shifting provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 7.40 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

USE OF PROCEEDS

If all $74,880,000 of Worthy Property Bonds offered hereby are sold for cash, we estimate we will receive net proceeds from this offering of approximately $74,380,600, after subtracting commissions of $499,400. We expect that the amount of expenses of the offering that will be paid by the Company without using the proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees.

As of September 12, 2024, the Company has sold $66,566,640 of Worthy Property Bonds, and has an additional $8,433,360 of Worthy Property Bonds being offered for sale under this offering circular. While the Company reserves its right, pursuant to applicable securities laws, to issue additional securities other than those being offered under the offering circular, or to otherwise raise capital, the Company will not issue securities under Regulation A in excess of $75 million during any 12-month period.

We have used, and intend to continue to use (i) approximately 80% of the net proceeds from this offering to purchase or otherwise acquire mortgages and other liens on and interests in real estate as well as real estate-type interests and (ii) up to 5% of the proceeds for working capital and for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement (the “Management Services Agreement”) with Worthy Management, Inc., or “Worthy Management.” Reimbursement amounts due to Worthy Management under the Management Services Agreement will be paid using the proceeds of this offering allocated to working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V), which reimbursement payments will be made in advance on a monthly basis. We reserve the right however to change the estimated use of proceeds from this offering at any time so long as doing so does not result in the loss of our exemption from the 40 Act. The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WFI and its other subsidiaries, other than to Worthy Management pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to Worthy Management.

If all of the Worthy Bonds being sold for cash are sold in this offering with the processing and compliance services of the BOR, we expect to receive net process from this offering in an amount equal to the gross proceeds in this offering of approximately $74,880,000 minus estimated commissions to the BOR. However, we cannot guarantee that all of the Worthy Property Bonds being offered will be sold for cash. The following table summarizes how we have and intend to continue using the gross proceeds of this offering assuming the Worthy Property Bonds are sold in this offering with the processing and compliance services of the BOR, depending upon whether 25%, 50%, 75%, or 100% (Maximum Offering Amount) of the Worthy Property Bonds being offered in the offering are sold for cash:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds(1)	$18,720,000	$37,440,000	$56,160,000	$74,880,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$187,200	$312,200	$405,800	$499,400

Net Proceeds(1)	$18,532,800	$37,127,800	$55,754,200	$74,380,600

Our intended use of the net proceeds is as follows:
Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	(11,980,800)	(24,023,800)	(36,098,200)	(48,172,600)
Acquisition of Real Estate-Type Interests	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Acquisition of Assets Unrelated to Real Estate	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Working Capital and General Corporate Purposes(2)	(936,000)	(1,872,000)	(2,808,000)	(3,744,000)
Total Use of Proceeds	$18,532,800	$37,127,800	$55,754,200	$74,380,600

(1) Gross and Net proceeds do not include a deduction of offering expenses of this offering of $150,000. We expect that the amount of expenses of the offering that will be paid by the Company without using the proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees. The offering expenses were paid by the Company using capital contributions received from WFI, for which WFI will not be reimbursed.

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(2) The amount for working capital and general corporate purposes is calculated as 5% of the gross proceeds of this offering and includes the accrual for the reimbursement amounts due under the Management Services Agreement. Additionally, this amount is intended to be allocated as follows: 90% of such amount shall be allocated to working capital, which includes the accrual amounts for the reimbursements due under the Management Services Agreement and 10% shall be allocated to general corporate purposes. The accrual for the reimbursement amounts due under the Management Services Agreement is based on allocation of employee time spent in connection with the Company, and will be paid out of working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V). The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WFI and its other subsidiaries, other than to Worthy Management pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to Worthy Management.

We intend to continue to use the net proceeds of this offering to acquire (i) “mortgages and other liens on and interests in real estate” constituting at least 55% of our assets (“Qualifying Interests”), (ii) “real estate-type interests” constituting at least 25% of our assets (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) assets that have no relationship to real estate constituting no more than 20% of our assets.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The Company will not receive any proceeds from the redemption of up to $120,000 worth of Bond Rewards under the Bond Rewards Program for eligible referrals (not for cash).

INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 is subject to stringent regulation. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

We anticipate that (i) at least 55% of our assets will constitute “mortgages and other liens on and interests in real estate” (Qualifying Interests), (ii) at least 25% of our assets will constitute “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests) and (iii) no more than 20% of our assets will constitute assets that have no relationship to real estate. As a result, and as discussed in detail below, we believe the Company will not be treated as an investment company because of the exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

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The SEC has taken the position that an issuer qualifies for the Section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of assets that have no relationship to real estate.

The SEC has also taken the position that Qualifying Interests:

1)	Include assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate.”

2)	Exclude interests in the nature of securities in other issuers engaged in the real estate business.

In addition, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Furthermore, the SEC has taken the position that real estate-type interests include:

1)	Certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan.

2)	Agency partial-pool certificates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of the State of Florida on April 9, 2021. On April 9, 2021, we issued 100 shares of our $0.001 per share par value common stock to WFI in exchange for $5,000.

Our wholly owned subsidiary Worthy Lending V was organized under the laws of the State of Delaware in April 2021.

The Acquisition

On December 11, 2023, WWI executed the SPA to purchase from WFI all of the issued and outstanding equity of the Company and our affiliate, WPB2, as well as their two wholly-owned subsidiaries, Worthy Lending V and Worthy Lending VI (the “Acquisition”).

As part of the Acquisition, WWI would also acquire a fintech platform and mobile app, specifically the Worthy App, that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. WWI also acquired WFI’s proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

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There are several conditions to the closing of the Acquisition that still need to be met in order the for the Acquisition to be completed. The only material condition to closing the Acquisition is the payment by WWI to WFI of a minimum of $10,000,000 in cash at closing and the issuance to by WWI to WFI of a promissory note in the original principal amount of $30,000,000 less the amount of cash paid at closing. Additional customary closing documents will also be delivered, but they are not a material condition to closing. At present there can be no guarantee the all such conditions will be satisfied, and thus there can be no guarantee that the Acquisition will be completed.

The Company does not anticipate any material changes to operations if the Acquisition is completed.

Plan of Operations

We were organized on April 9, 2021, and since inception have worked on organizational and development matters, and the execution of our business model, pursuant to which we make real estate loans to third parties that are secured by first mortgages on underlying properties and have primarily been issued to “fix and flip” developers for property purchase, property development and renovation primarily for owner occupied properties. Members of our management have extensive experience in managing real estate and developing real estate projects, though no assurances can be given that we or third parties engaged by us will manage real estate or operate real estate projects profitably. To date, our management team has issued 98 mortgage loans through the Company and affiliated WFI subsidiaries, totaling principal in the amount of $83,405,000.

We intend to continue to offer and sell Worthy Property Bonds under this offering circular to fund our lending operations. As of September 12, 2024, we have $8,433,360 of Worthy Property Bonds remaining for sale hereunder. While the Company reserves its right, pursuant to applicable securities laws, to issue additional securities other than those being offered under the Offering Circular, or to otherwise raise capital, the Company will not issue securities under Regulation A in excess of $75 million during any 12-month period. If the Company is unable to or elects not to raise additional capital after this offering, the Company will continue to manage its then existing loan portfolio, collect principal and interest thereunder, and service its debt obligations to the holders of Worthy Property Bonds. If the Company raises additional capital going forward the funds will be deployed in the form of real estate loans pursuant to the Company’s stated business plan.

Interest rates charged on the our outstanding loans are between 10.25% and 14% and are fixed rates. These rates are established based on the competitive environment for similar loans. Our loans presently have a geographic concentration in the State of Florida. Our average loan value is approximately $1,000,000. We acquire short term, liquid, publicly traded, federal government issued or guaranteed securities in order to provide short-term liquidity for “loan rollovers” and Worthy Property Bond redemptions.

On April 9, 2021, we issued 100 shares of our $0.001 per share par value common stock to WFI in exchange for $5,000. In fiscal year March 31, 2022, WFI contributed $120,000 as additional paid-in capital. During the year ended March 31, 2024 and 2023, WFI contributed $0 and $94,800 as additional paid-in capital. WFI is the sole shareholder of the Company’s common stock.   The Company entered into License Agreement with WFI to pay a license fee to WFI for the use of the Worthy Fintech Platform in the amount of $5.00 per registered user per year.

General

In the twelve months following the commencement of the offering, we commenced selling our Worthy Property Bonds and investing the proceeds in sub-prime real estate loans and other permissible activities in accordance with our business model. Commencing in November 2022, the Company, through its wholly owned subsidiary Worthy Lending V, began loaning funds directly to borrowers.

Results of Operations

Year Ended March 31, 2024 and Year Ended March 31, 2023

Commencing in November 2022, the Company, through its wholly owned subsidiary Worthy Lending V, began loaning funds directly to borrowers.

Operating Revenue

Operating revenue primarily includes interest on loans receivable of $2,666,491 for the year ended March 31, 2024, as compared to $610,184 for the year ended March 31, 2023. The increase is due to the Company making its first loan in November of 2022.

Cost of Revenue

Cost of revenue consists of interest expense on bonds of $2,343,032 and $613,056 and our provision for loan losses of $268,840 and $205,380 for the years ended March 31, 2024 and 2023, respectively. The increase is due to the Company making its first loan and selling its first Worthy Property Bond in November of 2022.

Operating Expenses

Operating expenses consists of general and administrative expenses of $513,992 and $385,129, compensation and related expenses of $1,263,173 and $587,994 and Sales and marketing expenses of $235,694 and $106,377 for the years ended March 31, 2024 and 2023, respectively. General and administrative expenses increased $128,863, compensation and related expenses increased $675,179 and sales and marketing increased $129,317 at March 31, 2024 as compared to March 31, 2023. The increases are due to the Company implementing its business plan in the latter half of fiscal year 2023.

We are unable at this time to quantify any expected increases in our operating expenses. Until such time as we begin generating significant revenues, we expect to continue to report net losses.

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Other Income (Expenses)

Interest and Dividends

Interest and Dividends on Investments for the year ended March 31, 2024 was $275,609 as compared to $0 for the year ended March 31, 2023, this increase was the direct result of significantly increasing our investment portfolio beginning in 2024.

We are unable at this time to quantify any expected increases in our operating expenses. Until such time as we begin generating significant revenues, we expect to continue to report net losses.

We began acquiring mortgages from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-type interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the Worthy Property Bonds in this offering through the efforts of the principals of the Company and through a network of referral sources including mortgage brokers, professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Worthy Property Bonds in this offering for cash:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds(1)	$18,720,000	$37,440,000	$56,160,000	$74,880,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$187,200	$312,200	$405,800	$499,400

Net Proceeds(1)	$18,532,800	$37,127,800	$55,754,200	$74,380,600

Our intended use of the net proceeds is as follows:
Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	(11,980,800)	(24,023,800)	(36,098,200)	(48,172,600)
Acquisition of Real Estate-Type Interests	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Acquisition of Assets Unrelated to Real Estate	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Working Capital and General Corporate Purposes(2)	(936,000)	(1,872,000)	(2,808,000)	(3,744,000)
Total Use of Proceeds	$18,532,800	$37,127,800	$55,754,200	$74,380,600

(1) Gross and Net proceeds do not include a deduction of offering expenses of this offering of $150,000. We expect that the amount of expenses of the offering that will be paid by the Company without using the proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees. The offering expenses were paid by the Company using capital contributions received from WFI, for which WFI will not be reimbursed.

(2) The amount for working capital and general corporate purposes is calculated as 5% of the gross proceeds of this offering and includes the accrual for the reimbursement amounts due under the Management Services Agreement. Additionally, this amount is intended to be allocated as follows: 90% of such amount shall be allocated to working capital, which includes the accrual amounts for the reimbursements due under the Management Services Agreement and 10% shall be allocated to general corporate purposes. The accrual for the reimbursement amounts due under the Management Services Agreement is based on allocation of employee time spent in connection with the Company, and will be paid out of working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V). The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WFI and its other subsidiaries, other than to Worthy Management pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to Worthy Management.

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During the next 12 months, we intend to, among other things, continue receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to continue to acquire mortgages from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $1,000,000 to $1,500,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire mortgages in the amount of $11,980,800 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire mortgages in the amount of $24,023,800 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire mortgages in the amount of $36,098,200 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire mortgages in the amount of $48,172,600 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). Additionally, the kinds of Qualified Interests we intend to acquire include direct holdings of 1 to 2 year term first and second position mortgages that are fully secured by real property. It is anticipated that these loans will be principally to (i) developers for the purpose of purchase and redevelopment of residential properties for resale, leasing, or other business use, (ii) to residential real estate buyers who do not qualify for traditional bank or government sponsored mortgage programs, and (iii) to developers and operators of gas stations and convenience stores, primarily in rural areas of the United States. In addition, the Company may, but has not yet committed to, invest in the following Qualified Interests: interests in whole pool mortgage-backed securities (MBS) and debt obligations secured by a pool of whole mortgage loans.

Acquisition of Real Estate-Type Interests

We also intend to continue to acquire real estate-type interests, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire real estate-type interests in the amount of $2,808,000. If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire real estate-type interests in the amount of $5,616,000. If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire real estate-type interests in the amount of $8,424,000. Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire real estate-type interests in the amount of $11,232,000. The kinds of real-estate type interests that we intend to continue to acquire include direct holdings of 1 to 2 year term first and second position mortgages in which less than 100%, but at least 55%, of the fair market value of the loan is secured by real property. It is anticipated that these loans will principally be made to the same categories of businesses and individuals as described under Qualified Interests above.

Acquisition of Assets Unrelated to Real Estate

We also intend to continue to acquire assets unrelated to real estate, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,808,000. If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire assets unrelated to real estate in the amount of $5,616,000. If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire assets unrelated to real estate in the amount of $8,424,000. Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire assets unrelated to real estate in the amount of $11,232,000. The kinds of assets unrelated to real estate that we acquire include cash and cash equivalents, fixed income and equity securities in publicly traded or private entities, as well as debt and equity investments in operating companies involved in businesses other than real estate.

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Liquidity and capital resources

At March 31, 2024, we had total shareholder’s deficit of approximately $2,867,000. At March 31, 2024, we had cash on hand of approximately $2,624,000 and total liabilities exceeded total assets by approximately $2,867,000.

We do not have any external sources of capital.

We raised approximately $62 million in our Bond Offering through March 31, 2024.

Our consolidated shareholders’ deficit and accumulated deficit are the result of initial and early-stage operating sales of bonds (a liability) at a more rapid pace than the proceeds from the sale of bonds could be effectively invested in income generating loans. The combination of interest payable on the bonds and operating expenses initially generate working capital deficit.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has a limited operating history, having conducted operations for approximately 18 months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

We are dependent on advances from WFI and proceeds from this offering to provide capital for our operations. WFI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. The consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of March 31, 2024.

Income Taxes

Worthy Property Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

As of March 31, 2024, we had no federal and state income tax expense.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

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OUR BUSINESS

Our History

We were incorporated under the laws of the State of Florida on April 9, 2021. On April 9, 2021, we issued 100 shares of our $0.001 per share par value common stock in exchange for $5,000 to WFI. WFI was the sole shareholder of the Company’s common stock. Our wholly owned subsidiary, Worthy Lending V, through which we plan to operate our business, was organized as a limited liability company under the laws of the State of Delaware on April 9, 2021.

Background – the Worthy group of companies

WFI was organized in 2016 to create a “Worthy Community” in an effort to help members achieve financial wellness. WFI was initially targeting the millennials who are surpassing the baby boomers as the nation’s largest living generation and to develop the Worthy Fintech Platform. WFI’s management believes that the millennial demographic in large part has a basic distrust of old guard financial institutions, is burdened by student loans and other debt, changes employment frequently and is unable to save money and/or fund a retirement program. At the same time there is a rapidly growing trend for peer financing.

WFI formed Worthy Peer Capital, Inc. in 2016 as a wholly owned subsidiary of WFI. Worthy Peer Capital, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing. To a lesser extent, Worthy Peer Capital, Inc. may also provide loans to other borrowers, acquire equity interests in real estate, make fixed income and/or equity investments, provide factoring financing and other types of loans and investments, provided the amount and nature of such activities does not cause it to lose its exemption from regulations as an investment company pursuant to the 40 Act.

In January 2018, Worthy Peer Capital, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable worthy bonds under our qualified Offering Statement (File No. 024-10766).

In March 2018, WFI launched the Fintech Platform and Worthy App, a free mobile app which provides tools to help people easily invest including through “spare change” round ups. Round ups monetize debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Bond. As described below, we expect that the Worthy App will also permit purchasers of Worthy Demand Bonds to utilize it in the same way to purchase our bonds offered pursuant to this offering circular.

In August 2018, Worthy Peer Capital, Inc. formed Worthy Lending, LLC, a Delaware limited liability company, as a wholly owned subsidiary. Worthy Lending, LLC provides loan and investment origination and processing services for Worthy Peer Capital, Inc. In September 2018, Worthy Peer Capital, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model. On March 17, 2020, Worthy Peer Capital, Inc. completed the offering of renewable worthy bonds. From January 2018 through March 17, 2020, Worthy Peer Capital, Inc. sold approximately $50 million aggregate principal amount of renewable worthy bonds to 12,285 investors. As of March 31, 2022, $37,415,385 in principal amount of renewable worthy bonds has been repaid to bondholders at the demand of the bondholders.

In October 2019, WFI began an internal reorganization to more efficiently utilize personnel at both WFI and Worthy Peer Capital, Inc., including Worthy Lending, LLC.

In October 2019, WFI formed Worthy Management, Worthy Peer Capital II, Inc. and its wholly-owned subsidiary Worthy Lending II, LLC. Worthy Peer Capital, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

In March 2020, Worthy Peer Capital II, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of renewable bonds under a qualified Offering Statement (File No. 024-11150). In March 2020, Worthy Peer Capital II, Inc. began deploying the capital it had raised through sales of its renewable bonds in accordance with its business model.

In June 2020, WFI formed Worthy Community Bonds, Inc. and its wholly-owned subsidiary Worthy Lending III, LLC. Worthy Community Bonds, Inc.’s business model is centered around providing loans for small businesses including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment and purchase order financing.

On October 1, 2020, Worthy Peer Capital II, Inc. completed the offering. From March 17, 2020 through October 1, 2020, Worthy Peer Capital II, Inc. sold approximately $50,000,000 aggregate principal amount of renewable worthy bonds to 17,823 investors. As of March 31, 2022, there is outstanding $21,568,820 principal amount of renewable bonds of Worthy Peer Capital II, Inc.

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In September 2020, Worthy Community Bonds, Inc. commenced a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds under a qualified Offering Statement (File No. 024-11279). In September 2020, Worthy Community Bonds, Inc. began deploying the capital it had raised through sales of its demand bonds in accordance with its business model.

On October 14, 2020, WFI filed an Offering Statement on Form 1-A with the SEC, as amended by Amendment Nos. 1, 2, 3, 4, 5, and 6 to Form 1-A filed with the SEC on November 25, 2020, December 23, 2020, January 22, 2021, February 12, 2021, March 15, 2021, and May 25, 2021, respectively, for a public offering pursuant to Regulation A of $20,000,000 of its common stock.

On November 25, 2020, Worthy Community Bonds II, Inc. filed an Offering Statement on Form 1-A with the SEC, as amended by Amendment Nos. 1, 2, 3 and 4 to Form 1-A filed with the SEC on January 8, 2021, January 29, 2021, March 5, 2021, and May 27, 2021, respectively, for a public offering pursuant to Regulation A of $50,000,000 aggregate principal amount of demand bonds.

On December 16, 2020, Worthy Peer Capital, Inc. filed an Offering Statement on Form 1-A with the SEC, as amended by Amendment Nos. 1, 2, and 3 to Form 1-A filed with the SEC on January 28, 2021, March 22, 2021, and May 27, 2021, respectively, for a public offering pursuant to Regulation A of $15,000,000 aggregate principal amount of renewal bonds and $60,000,000 aggregate principal amount of demand bonds.

On February 26, 2021, Worthy Community Bonds, Inc. completed the offering. From September 29, 2020, through February 26, 2021, Worthy Community Bonds, Inc. sold approximately $50,000,000 aggregate principal amount of demand bonds to 18,914 investors.

On April 9, 2021, WFI formed us and our wholly-owned subsidiary Worthy Lending V, LLC (“Worthy Lending V”). Our business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Worthy Property Bonds has sold approximately $66,566,640 Bonds through September 12, 2024.

In February 2023, WFI formed Worthy Property Bonds 2, Inc. and its wholly-owned subsidiary Worthy Lending VI, LLC (“Worthy Lending VI”). Worthy Property Bonds 2, Inc. commenced a public offering pursuant to Regulation A of $75 million aggregate principal amount of Worthy Property Bonds under its qualified Offering Statement. Worthy Property Bonds 2, Inc., has sold approximately $29,752,260.00 of Bonds through September 12, 2024.

On August 22, 2022, Worthy Peer Capital, Inc., our sister company and wholly owned subsidiary of our parent company WFI, advised all bondholders that due to a number of domestic and global economic factors, some of its loans to small businesses, including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment, purchase order financing and real estate, have defaulted in their payment obligations. The foregoing defaults in small business loans has caused current illiquidity of the company’s overall loan portfolio. As a result, Worthy Peer Capital, Inc. temporarily delayed the redemption of outstanding bonds while continuing to accrue the 5% APY interest until March 31, 2023, and 5.5% APY effective April 1, 2023. The foregoing delay in redemptions is a default by Worthy Peer Capital, Inc., under the Worthy Peer Capital Bonds. Prior to the pause in redemptions Worthy Peer Capital, Inc. had redeemed $41,114,337 of Worthy Peer Capital Bonds. Since the pause in redemptions Worthy Peer Capital, Inc. has redeemed $1,493,940.58 of Bond principal and interest. $7,734,882 of Worthy Peer Capital Bonds are presently subject to the pause of redemptions. Worthy Peer Capital, Inc. continues to pursue outstanding loan collections and will redeem outstanding bonds with accrued interest as loan collections and other asset liquidation permits and will do so automatically in the order of bond maturity and redemption requests. WFI, the parent company of Worthy Peer Capital, Inc., has no obligation to provide capital contributions to Worthy Peer Capital, Inc., however, to the extent that Worthy Peer Capital, Inc.’s asset liquidity does not provide sufficient funds for full bond redemption, it is the intention of WFI to provide capital contributions to the company from the proceeds of the pending SPA transaction or from other sources of capital.

On July 26, 2023, Worthy Peer Capital II, Inc. advised all bondholders that due to a number of domestic and global economic factors, some of its loans to small businesses, including loans to manufacturers, wholesalers, and retailers secured by inventory, accounts receivable and/or equipment, purchase order financing and real estate, have defaulted in their payment obligations. The foregoing defaults in small business loans has caused current illiquidity of Worthy Peer Capital II, Inc.’s overall loan portfolio. As a result, Worthy Peer Capital II, Inc. paused the redemption of outstanding bonds while continuing to accrue 5.5% APY interest. The foregoing delay in redemptions is a default by Worthy Peer Capital II, Inc., under the Worthy Peer Capital II Bonds. Prior to the pause in redemptions Worthy Peer Capital II, Inc. had redeemed $43,984,983 of Worthy Peer Capital II Bonds. Since the pause in redemptions Worthy Peer Capital II, Inc. has redeemed $1,490,329.59 of Bond principal and interest. As of July 2, 2024, $7,829,000 of Worthy Peer Capital Bonds were presently subject to the pause of redemptions. Worthy Peer Capital II, Inc. continues to pursue outstanding loan collections and will redeem outstanding bonds with accrued interest as loan collections and other asset liquidation permits and will do so automatically in the order of bond maturity and redemption requests. WFI, the parent company of Worthy Peer Capital II, Inc., has no obligation to provide capital contributions to Worthy Peer Capital II, Inc., however, to the extent that Worthy Peer Capital II, Inc.’s asset liquidity does not provide sufficient funds for full bond redemption, it is the intention of WFI to provide capital contributions to Worthy Peer Capital II, Inc. from the proceeds of the pending SPA transaction or from other sources of capital.

The following table sets forth the status of bonds sold, bonds redeemed, bonds and interest redeemed, bonds current held, outstanding interest on such bonds, and the value of the assets of each of the Worthy group of companies.

Fund	Bonds	Bonds	Bonds & Interest	Bonds	Outstanding	Value of
Offering	Purchased	Redeemed	Redeemed	Held	Interest	Assets
WPC	$49,999,980.00	$42,170,980.00	$43,372,439.04	$7,829,000.00	$2,205,658.30	$2,093,600.00
WPC II	$49,999,600.00	$45,040,480.00	$47,787,654.23	$4,959,120.00	$1,624,310.34	$1,940,850.00
WCB	$49,950,660.00	$37,022,100.00	$39,684,120.62	$12,928,560.00	$2,497,564.68	$9,003,110.00
WPB	$66,566,700.00	$25,716,960.00	$26,586,912.31	$40,849,740.00	$2,458,479.41	$39,978,671.00
WPB II	$29,752,310.00	$8,008,440.00	$8,187,028.62	$21,743,870.00	$678,162.28	$20,658,273.00

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Our business model

We have a limited operating history. Through our wholly owned subsidiary Worthy Lending V, we purchase or otherwise acquire mortgages and other liens on and interests in real estate.

The Worthy Property Bonds Commitment Committee consists of Alan Jacobs, Mitch Alrod and Jungkun Centofanti. The Committee meets in person or virtually to consider and act upon each loan opportunity. All potential loans are introduced to Worthy Property Bonds by an independent licensed mortgage broker (“Originator”). The Originator provides Worthy Property Bonds with a thorough third-party appraisal of the property and conducts its internal mortgage review including criminal background checks, borrower’s organization documents (including Certificate of Good Standing, articles and operating agreements or bylaws), title search, tax returns and lien searches. The Worthy Property Bonds Underwriting Department reviews the material submitted by the Originator, and requests any additional information or material deemed necessary or appropriate. When the Worthy Property Bonds underwriting process is completed, the Director of Portfolio Management submits his recommendation to the Commitment Committee along with the independent third-party appraisal and the Worthy Property Bond underwriting checklist confirming completion of all underwriting items. Unanimous approval of the Commitment Committee is required for the approval of any loan. Subsequent to closing a loan, our Originator monitors the loan, reviews implementation of the borrower’s business plan, collects monthly interest payments and coordinates with any subsequent lender or buyer of the subject property to ensure that our loan (which is secured by a first mortgage) is repaid upon sale of the property. We, through our Portfolio Manager and Servicing Manager, work closely with our Originator in connection with the foregoing activities.

The Commitment Committee has an unwritten policy of not considering loans to affiliates of Worthy Property Bonds. The Originator has been advised of such policy and does not propose loans to Worthy Property Bonds that involve affiliates of Worthy Property Bonds.

We anticipate that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. We will sell Worthy Property Bonds in this offering to provide the capital for these activities

The Worthy Property Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 7% APY until January 1, 2026, at which time it shall be reduced to 6% APY. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable;
●	are unsecured.

For more information on the terms of Worthy Property Bonds being offered, please see “Description of the Worthy Property Bonds” beginning on page 36 of this offering circular.

We have created the Worthy Property Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referrer”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referrer and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Property Bond in order for the Referrer and the Referree to each receive a Bond Reward. Each eligible Referrer and eligible Referree will be entitled to receive an award of one Worthy Property Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Property Bonds per Referrer account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Property Bonds issued under the offering statement of which this offering circular forms a part. For more information on the terms and conditions of Worthy Property Bond Rewards Program, please see “Plan of Distribution – Worthy Property Bond Rewards Program” on page 42 of this offering circular.

The Company has not yet generated significant revenue and has a limited operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the year ended March 31, 2023. We generate income from (i) the difference between the interest rates we charge on our real estate loans and mortgages and other investments which we have acquired and the interest we will pay to the holders of Worthy Property Bonds and (ii) profits we realize on the sale of the interests in real estate that we acquire. We will use up 5% of the proceeds from sales of Worthy Property Bonds to provide working capital and general corporate purposes for our company until such time as our revenues are sufficient to pay our operating expenses.

Plan of Operations

We are a recently organized company and since inception have worked on organizational, development, and business operations. In April 2021, WFI contributed funds to us to pay our operating expenses. To date we have sold a significant number of bonds, totaling $66,566,640 as of September 12, 2024. We have not generated significant revenues and are dependent on the proceeds from this offering and advances from WFI to provide funds to implement our business model. The Company will not be paying back to WFI, any of the contributions made to the Company by WFI, therefore there is no interest rate or maturity associated with such contributions by WFI.

General

We intend to continue to sell our Worthy Property Bonds and invest the proceeds in sub-prime real estate loans, real estate interests and other permissible activities in accordance with our business model.

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In order to operate our Company for 12 months, we estimate that $3,000,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of Worthy Property Bonds in this offering and the remaining amount is expected to come from distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V). If we fail to generate at least $25,000,000 from our sales of Worthy Property Bonds, we may not be able to fully carry out our plan of operations.

We believe the proceeds from the sales of our Worthy Property Bonds together with distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V) will allow us to operate for twelve months. However, the extent of our operations will be less depending on the amount of proceeds received and the results of operations of our operating subsidiary.

We acquire mortgages from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-type interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the Worthy Property Bonds in this offering through the efforts of the principals of the Company and through a network of referral sources including mortgage brokers, professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Worthy Property Bonds in this offering for cash:

	If 25% of Bonds Sold for Cash	If 50% of Bonds Sold for Cash	If 75% of Bonds Sold for Cash	If 100% of Bonds Sold for Cash
Gross Proceeds(1)	$18,720,000	$37,440,000	$56,160,000	$74,880,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$187,200	$312,200	$405,800	$499,400

Net Proceeds(1)	$18,532,800	$37,127,800	$55,754,200	$74,380,600

Our intended use of the net proceeds is as follows:
Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	(11,980,800)	(24,023,800)	(36,098,200)	(48,172,600)
Acquisition of Real Estate-Type Interests	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Acquisition of Assets Unrelated to Real Estate	(2,808,000)	(5,616,000)	(8,424,000)	(11,232,000)
Working Capital and General Corporate Purposes(2)	(936,000)	(1,872,000)	(2,808,000)	(3,744,000)
Total Use of Proceeds	$18,532,800	$37,127,800	$55,754,200	$74,380,600

(1) Gross and Net proceeds do not include a deduction of offering expenses of this offering of $150,000. We expect that the amount of expenses of the offering that will be paid by the Company without using the proceeds of the offering will be approximately $150,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees. The offering expenses will be paid by the Company using capital contributions received from our parent company, WFI, for which WFI will not be reimbursed.

(2) The amount for working capital and general corporate purposes is calculated as 5% of the gross proceeds of this offering and includes the accrual for the reimbursement amounts due under the Management Services Agreement. Additionally, this amount is intended to be allocated as follows: 90% of such amount shall be allocated to working capital, which includes the accrual amounts for the reimbursements due under the Management Services Agreement and 10% shall be allocated to general corporate purposes. The accrual for the reimbursement amounts due under the Management Services Agreement is based on allocation of employee time spent in connection with the Company, and will be paid out of working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V). The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WFI and its other subsidiaries, other than to Worthy Management pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to Worthy Management.

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During the next 12 months, we intend to, among other things, continue receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to continue to acquire mortgages from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $1,000,000 to $1,500,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire mortgages in the amount of $11,980,800 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire mortgages in the amount of $24,023,800 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire mortgages in the amount of $36,098,200 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire mortgages in the amount of $48,172,600 from sub-prime real estate borrowers and other liens on and interests in real estate (Qualified Interests). Additionally, the kinds of Qualified Interests we intend to acquire include direct holdings of 1 to 2 year term first and second position mortgages that are fully secured by real property. It is anticipated that these loans will be principally to (i) developers for the purpose of purchase and redevelopment of residential properties for resale, leasing, or other business use, (ii) to residential real estate buyers who do not qualify for traditional bank or government sponsored mortgage programs, and (iii) to developers and operators of gas stations and convenience stores, primarily in rural areas of the United States. In addition, the Company may, but has not yet committed to, invest in the following Qualified Interests: interests in whole pool mortgage-backed securities (MBS) and debt obligations secured by a pool of whole mortgage loans.

Acquisition of Real Estate-Type Interests

We also intend to continue to acquire real estate-type interests, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire real estate-type interests in the amount of $2,808,000. If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire real estate-type interests in the amount of $5,616,000. If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire real estate-type interests in the amount of $8,424,000. Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire real estate-type interests in the amount of $11,232,000. The kinds of real-estate type interests that we intend to continue to acquire include direct holdings of 1 to 2 year term first and second position mortgages in which less than 100%, but at least 55%, of the fair market value of the loan is secured by real property. It is anticipated that these loans will principally be made to the same categories of businesses and individuals as described under Qualified Interests above.

Acquisition of Assets Unrelated to Real Estate

We also intend to continue to acquire assets unrelated to real estate, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the offering. If 25% of Worthy Property Bonds are sold for net proceeds of $18,532,800 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,808,000. If 50% of Worthy Property Bonds are sold for net proceeds of $37,127,800 we intend to acquire assets unrelated to real estate in the amount of $5,616,000. If 75% of Worthy Property Bonds are sold for net proceeds of $55,754,200 we intend to acquire assets unrelated to real estate in the amount of $8,424,000. Finally, if 100% of Worthy Property Bonds are sold for net proceeds of $74,380,600 we intend to acquire assets unrelated to real estate in the amount of $11,232,000. The kinds of assets unrelated to real estate that we intend to continue acquire include cash and cash equivalents, fixed income and equity securities in publicly traded or private entities, as well as debt and equity investments in operating companies involved in businesses other than real estate.

Worthy Fintech Platform

WFI has developed technology solutions, including the Worthy App and the Worthy Website that facilitate the purchase of Worthy Property Bonds and provide information on accounts of the Worthy Bond investors. We refer to these as the “Worthy Fintech Platform.” These solutions have been expanded to offer the same technology solutions to purchasers of our bonds. We license the rights to use the Worthy Fintech Platform from WFI pursuant to the terms of a Technology License Fee Agreement between the parties, dated September 30, 2021 (the “License Agreement”). Pursuant to the terms of the License Agreement we have the right to use the Worthy Fintech Platform in connection with the sale and management of “SEC Qualified bonds” (i.e. Worthy Property Bonds). The license fee is $4.00 per registered user per year, payable by us to WFI. The term of the License Agreement is two years, with automatic one year renewals unless terminated by us or WFI on thirty days prior written notice. It is anticipated that any such technology license fees will be payable from operating revenue and not from proceeds of this offering.

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For additional information please see the License Agreement, which is an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Find More Information” appearing later in this offering circular.

Worthy App

The Worthy App is designed to support the target market for our bonds which we believe is approximately 74 million millennials, who spend more than $600 billion a year. The Worthy App seeks to provide an easy way for our target market to micro invest including monetizing their debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a $10.00 Worthy Bond. The Worthy App is available via the web at worthybonds.com or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

Procedurally, Worthy App users download the application and simply link their bank account to the App. If engaging in the round-up feature, they connect their debit card or credit card to the App. Every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Property Bonds. The user’s bank accounts are monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can also make one time or recurring purchases of Worthy Property Bonds.

Worthy Website

The Worthy Website offers users the following features:

●	Available online. You can purchase Worthy Property Bonds through the Worthy Website;
●	No purchase fees charged. You will not be charged any commission or fees to purchase Worthy Property Bonds through the Worthy Website. However, other financial intermediaries, if engaged, may charge you commissions or fees;
●	Invest as little as $10. You will be able to build ownership in Worthy Property Bonds over time by making purchases as low as $10;
●	Flexible, secure payment options. You may purchase Worthy Property Bonds electronically or by wire transfer, and funding instructions will be provided; and
●	Manage your portfolio online. You can view your bond purchases, redemptions, interest payments and other transaction history online, as well as receive tax information and other reports.

Following your initial purchase of Worthy Property Bonds, you can elect to participate in our auto-invest program, or the “Auto-Invest Program,” on the Worthy Website and App. This program allows you to automatically invest in additional Worthy Property Bonds on a reoccurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that you designate.

Marketing

Our Bonds will be marketed through our website, on-line information sources, social networks, institutional (Colleges and universities, charities, trade associations and employers) and other marketing partner sources of introduction and referral. Any such marketing operations, as well as customer service operations related to bonds sales, will be based out of our principal office in Alpharetta, GA.

Worthy Causes

The Worthy Causes program helps non-profit organizations generate contributions from “smaller” donors via the spare change “round-up” tool on the Worthy App. Donors painlessly gather and donate funds by investing the “spare change” from their daily purchases throughout the year. We believe this program will offer the following advantages:

●	Painless giving, donors support their causes without altering their lifestyle;
●	All giving is magnified by 5% interest; and
●	Supporting causes in the process.

To participate in this program, the donor simply links a debit or credit card within the Worthy App and every time the card is used it rounds the transactions up to the next whole dollar (so, for instance, $1.57 is rounded-up to $2.00). Whenever the “rounded-up” spare change reaches $10.00, a purchase of our Worthy Property Bonds is made. The bonds may then be donated to charitable causes, earning interest at 5% per year provided that the charity complies with new account on-boarding requirements. As an alternative to donating bonds to a charity, a bond holder could liquidate its account and contribute the proceeds from liquidation of the bonds to charitable causes. In addition to, or instead of, our round-up program, donors can also simply buy a desired number of bonds and donate them to the cause of their choice or they can set a recurring monthly amount to invest making it an easy way to contribute. Investors will not be charged any transfer fee for making contributions of Worthy Property Bonds via the Worthy Causes program.

Operations – Management Services Agreement with Worthy Management

On April 9, 2021 we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. This operational restructure was undertaken as a cost-sharing effort to more efficiently utilize personnel throughout the Worthy group of companies. As a result, our executive officers and the other personnel which provide services to us are all employed by Worthy Management.

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Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management.

Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from the proceeds of this offering allocated to working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V), which reimbursement payments will be made in advance on a monthly basis.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by Worthy Management.

There will be no fees under the Management Services Agreement.

The initial term of the Management Services Agreement will continue until the fifth anniversary of the effectiveness of such agreement and will automatically renew for successive one year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

For additional information please see the Management Services Agreement, which is an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Find More Information” appearing later in this offering circular.

Employees

We do not have any full-time employees. We are dependent upon the services provided under the Management Services Agreement with Worthy Management for our operations.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our principal office is located in Alpharetta, Georgia. We are the tenant under the related lease agreement, and paid the initial rent, deposit, etc. It is anticipated that Worthy Management will make future payments under the principal office lease, as well as potentially providing other office space to us, in each case under the terms of the Management Services Agreement described above. As described therein, we will reimburse Worthy Management a to-be-determined portion of the total office expenses associated with office space. This amount has not been determined as of the date of this offering circular.

Competition

We compete with other companies that lend to the sub-prime mortgage industry. These companies include other sub-prime mortgage lenders. We seek to, but may not be able to effectively compete with such competitors.

We believe we benefit from the following competitive strengths:

We are part of the Worthy Community. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted primarily to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the sub-prime mortgage industry. We believe that this area is one of our competitive strengths because we believe that there are not many lenders who are servicing these borrowers which leaves more room for the Company to pursue opportunities in this sector. Additionally, we believe that this area is one of our competitive strengths because many other lenders are not interested in loans to sub-prime developers who seek to finance their real estate to provide funds for short term development of their properties. However, despite our intentions, we may never be profitable in this sector.

No Public Market

Although under Regulation A the Worthy Property Bonds are not restricted, Worthy Property Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Worthy Property Bonds, and we do not intend to list Worthy Property Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Worthy Property Bonds as Worthy Property Bonds are expected to be highly illiquid investments.

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MANAGEMENT

Directors and Executive Officers

The following table provides information on our current executive officers and directors:

Name	Age	Positions
Dara Albright	52	President, Chief Executive Officer, Chief Marketing Officer and Director
Alan Jacobs	82	Treasurer (Chief Financial Officer), Secretary and Director
Sally Outlaw	61	Director

Dara Albright has served as our President, Chief Executive Officer, Chief Marketing Officer and a member of our Board of Directors since July 15, 2022. Ms. Albright has also served as a member of the Board of Directors of WFI since 2016. Ms. Albright is the host of the DWealth Muse podcast and co-founder of DWealth Education, platforms that provide information to bridge the gap between conventional finance and emerging Fintech models. For more than the past 11 years she has served as President of Dara Albright Media where she produced numerous fintech events. Ms. Albright is a recognized authority, thought provoker and frequent speaker on topics relating to fintech digital finance, cryptofinance, peer finance and crowd finance. She possesses a distinguished 30-year career in financial services encompassing IPO execution, investment banking, trading, corporate communications, financial conference production as well as institutional and retail sales. Ms. Albright was one of the earliest voices covering the JOBS Act and advocating for greater democracy in the equity and credit markets. She co-founded LendIt Fintech, now one of the largest fintech conference platforms in the world. Ms. Albright presently advises organizations on their fintech, blockchain and digital finance initiatives, and currently serves on the boards of emerging fintech companies and alternative asset funds.

Alan Jacobs has served as our Treasurer (Chief Financial Officer) and Secretary since July 15, 2022, and as a member of our Board of Directors since inception on April 9, 2021. He also served as Executive Vice President and Chief Operating Officer from inception in April 2021 until July 2022 when the Company relocated to Georgia, and as principal financial and accounting officer since December 15, 2021. Mr. Jacobs serves as President of our Worthy Lending V subsidiary. Mr. Jacobs also serves as Executive Vice President, Chief Operating Officer, and a member of the Board of Directors of WFI wholly owned subsidiaries Worthy Peer Capital, Inc. Worthy Peer Capital II, Inc., and Worthy Community Bonds, Inc., and as President of their respective wholly owned loan and investment subsidiaries, all since their respective dates of organization. Mr. Jacobs is a Member of the Board of Directors of Fly-E Group, Inc., a publicly traded manufacturer of electric bicycles and motorcycles. Prior to joining the Worthy companies, he had been engaged as a business consultant for various early-stage companies. From 2016 to 2018 Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning, and corporate development. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and law degree from Columbia University in 1966.

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Sally Outlaw has served as a member of our Board of Directors since our inception on April 9, 2021. She served as our President and Chief Executive Officer from our inception on April 9, 2021, until July 15, 2022, when the Company relocated to Georgia. Since 2016, she has also served as Chief Executive Officer of WFI where she engages in defining long term strategy, product development and implementing the company vision. In addition, Ms. Outlaw serves as Chief Executive Officer and a member of the Board of Directors of the Companies’ wholly owned subsidiaries Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., and Worthy Management, Inc., all from their respective dates of incorporation. From October 2010 to December 2015, she was the president of Peerbackers Advisory LLC, which engaged in all aspects of crowd funding and provides services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through The JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers Advisory LLC, formerly an inactive SEC-registered investment advisor and a wholly owned subsidiary of WFI prior to the voluntary dissolution of Peerbackers Advisory LLC on January 16, 2021. Ms. Outlaw holds a Series 65 license as a Registered Investment Advisor and is also a licensed real estate broker. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984. Ms. Outlaw brings extensive knowledge and experience in the financial industry which we believe will be of great value to the Company.

The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation, or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

CONFLICTS OF INTEREST

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the following:

●	WFI is our parent company and our sole shareholder. WFI is also the sole shareholder of Worthy Management, Worthy Peer Capital 1, Inc., Worthy Peer Capital II, Inc., and Worthy Community Bonds, Inc., and WPB2 Accordingly, its executive officers and directors have fiduciary obligations to a number of entities.

●	Certain of our executive officers and directors are also executive officers and directors of WFI Worthy Peer Capital I, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., WPB2, Worthy Management, and WWI and they do not devote all of their time and efforts to our company. The following table shows the positions held by the executives of WWI, WFI, the Company, and WPB2 presently:

Name of Person	WWI Positions	WFI Positions	Company Positions	WPB2 Positions
Sally Outlaw	President, Chief Executive Officer, and Director	President, Chief Executive Officer, and Director	Director	Director
Alan Jacobs	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Director	Executive Vice President, Chief Operating Officer, and Director	Treasurer, Chief Financial Officer, Secretary and Director	Treasurer, Chief Financial Officer, Secretary and Director
James Eichmann	Chief Technology Officer	Chief Technology Officer	None	None
Jungkun Centofanti	Senior Vice President, Chief Administrative Officer and Corporate Secretary	Senior Vice President, Chief Administrative Officer and Corporate Secretary	None	None
John Crittenden	Director	None	None	None
Christopher Carter	Director	None	None	None
Todd Lazenby	None	Director	None	None
Douglas DeRosa	None	Director	None	None
Dara Albright	None	Director	President, Chief Executive Officer, Chief Marketing Officer, and Director	President, Chief Executive Officer, Chief Marketing Officer, and Director

The Company does not anticipate any immediate changes in its team of Officers and Directors upon the closing of the Acquisition.

●	The following chart shows the organizational chart of the Company and its affiliated companies both before the Acquisition:

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●	The following chart shows the organizational chart of the Company and its affiliated companies upon the closing of the Acquisition:

●	The Worthy Fintech Platform is owned and operated by WFI presently, and upon the closing of the Acquisition will be owned and operated by WWI.

●	The terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by certain of our executive officers and directors who are also executive officers and directors of Worthy Management.

●	On December 11, 2023, WWI executed the SPA to purchase from WFI all of the issued and outstanding equity of the Company and our affiliate, WPB2, as well as their wholly-owned subsidiaries Worthy Lending V”) and Worthy Lending VI (the “Acquisition”). Prior to the closing of the Acquisition, WFI owns 100% of the issued and outstanding equity of the Company and WPB2. Upon the closing of the Acquisition, WWI would own 100% of the issued and outstanding equity of the Company and WPB2.

○	As part of the Acquisition, WWI would also acquire the Worthy Fintech Platform from WFI, and would license said technology back to WFI for utilization with WFI’s then existing subsidiaries.

○	There are several conditions to the closing of the Acquisition that still need to be met in order the for the Acquisition to be completed. The only material condition to closing the Acquisition is the payment by WWI to WFI of a minimum of $10,000,000 in cash at closing and the issuance to by WWI to WFI of a promissory note in the original principal amount of $30,000,000 less the amount of cash paid at closing. Additional customary closing documents will also be delivered, but they are not a material condition to closing. At present there can be no guarantee the all such conditions will be satisfied, and thus there can be no guarantee that the Acquisition will be completed.

○	The Company does not anticipate any material changes to operations if the Acquisition is completed.

There are no assurances that any conflicts which may arise will be resolved in our favor. In addition, as a bondholder you have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are not be separately compensated by us. As described earlier in this offering statement under “Management – Management Services Agreement with Worthy Management,” Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from the proceeds of this offering allocated to working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V), which reimbursement payments will be made in advance on a monthly basis. The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as an allocation of our office expenses. The amount of this monthly reimbursement is based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. Our directors do not receive additional compensation for their Board services. We do not expect that this management sharing arrangement will change in the foreseeable future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 9, 2021, we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. The terms of the Management Services Agreement with Worthy Management were not negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement.

Under the terms of the Management Services Agreement, Worthy Management agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to Worthy Management. Pursuant to the Management Services Agreement, the Company agreed to reimburse Worthy Management for the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse Worthy Management under the Management Services Agreement. The reimbursement amounts payable to Worthy Management by the Company will accrue until the Company can make reimbursement payments to Worthy Management from the proceeds of this offering allocated to working capital and distributions from Worthy Lending V, the Company’s operating subsidiary (generated from the income from the operations from Worthy Lending V), which reimbursement payments will be made in advance on a monthly basis.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by Worthy Management in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by Worthy Management based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by Worthy Management in paying for the staff and office expenses for the Company under the Management Services Agreement and as Worthy Management has not yet determined salary payment amounts or the benefits it will provide to our executive officers and the other personnel employed by Worthy Management.

There are no fees under the Management Services Agreement.

Upon the closing of the Acquisition the Management Agreement with Worthy Management will be terminated and a management agreement, on the same terms, will be entered into by the Company with Worthy Wealth Management, Inc., a wholly owned subsidiary of WWI.

On April 9, 2021, we issued 100 shares of our $0.001 per share par value common stock to WFI in exchange for $5,000. In April of 2021, WFI contributed $45,000 as additional paid-in capital. WFI is the sole shareholder of the Company’s common stock.

In September of 2021, the Company entered into License Agreement with WFI to pay a license fee to WFI for the use of the Worthy Fintech Platform in the amount of $4.00 per registered user per year, which amount was increased by mutual agreement to $5 per registered user per year as of February 1, 2023. Upon the closing of the Acquisition the License Agreement with WFI will be terminated and a license agreement, on the same terms, will be entered into by the Company with WWI, which will be the owner of the Worthy Fintech Platform upon the closing of the Acquisition.

Each of WFI and its subsidiaries, including the Company, and WWI and its subsidiaries, both before and after the closing of the Acquisition, have no obligation to support any other company, or said company’s bonds, within the foregoing group of companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At June 16, 2022, the Company had 100 shares of our common stock issued and outstanding which are held by WFI. The following table sets forth information regarding the beneficial ownership of WFI’s common stock by:

●	each person known by us to be the beneficial owner of more than 5% of its common stock;

●	each of its directors;

●	each of its named executive officers; and

●	WFI’s named executive officers and directors as a group.

As of July 8, 2024, there are 2,600,918 shares of WFI’s common stock issued and outstanding. Unless specified below, the business address of each of WFI’s stockholders is c/o the Company at One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, Florida 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of WFI’s common stock outstanding on that date and all shares of its common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of WFI’s common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Sally Outlaw(1)	1,018,091	39.14%
Alan Jacobs(2)	489,638	18.83%
Jungkun (“Jang”) Centofanti (3)	169,569	6.52%

Todd Lazenby (4)(6)	35,000	1.35%
Dara Albright (5) (6)	40,000	1.54%
All WFI officers and directors as a group (seven persons) (1)(2) (3) (4) (5) (6)	1,955,841	75.20%
Pohlman Living Trust (7)	200,000	7.69%
Jack W. Richards and Susan Richards	380,712	14.64%

(1)	Includes 46,667 shares issuable upon the exercise of vested stock options.

(2)	Includes 46,667 shares issuable upon the exercise of vested stock options.

(3)	Includes 127,969 shares issuable upon the exercise of vested stock options.

(4)	Includes 15,00 shares issuable upon the exercise of vested stock options.

(5)	Includes 20,000 shares issuable upon the exercise of vested stock options.

(6)	Non-executive member of WFI’s Board of Directors.

(7)	Dr. Randolph H. Pohlman holds voting and dispositive control over securities held of record by the trust.

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DESCRIPTION OF THE WORTHY PROPERTY BONDS

Worthy Property Bonds

General. Worthy Property Bonds, with a total value of up to $75 million are being offered on a continuous basis, under this offering circular, of which $66,566,640 of Worthy Property Bonds have already been issued as of September 12, 2024. The Worthy Property Bonds are being offered in increments of $10.00. No more than $75 million of Worthy Property Bonds will be offered pursuant to this offering circular. While the Company reserves its right, pursuant to applicable securities laws, to issue additional securities other than those being offered under the Offering Circular, the Company will not issue securities under Regulation A in excess of $75 million during any 12-month period.

Maturity. The Worthy Property Bonds have no maturity date.

Interest. We have, from time to time, increased the interest rates payable on Worthy Property Bonds, which benefits the bondholders. The interest rate of the Worthy Property Bonds was 5% at the initial qualification of the Worth Property Bonds Form 1-A on October 31, 2022, was increased to 5.5% APY effective April 1, 2023, was increased to 6% APY effective August 15, 2023, was increased to 7% APY effective November 13, 2023, and is scheduled to reduce to 6% APY on January 1, 2026. The base interest rate of the Worthy Property Bonds is 6% APY. In no event will the interest rate payable on Worthy Property Bonds be decreased below 6% APY. Depending on market circumstances, the Company may, from time to time, temporarily or permanently increase the interest rate payable on Worthy Property Bonds, though the base interest rate will stay the same. All future changes to the interest rate of Worthy Property Bonds will be employed through the filing of a post qualification amendment or supplement, as appropriate, to the Worthy Property Bonds Form 1-A.

In those situations where a bondholder purchases a Worthy Property Bond at a time when the rates payable on the bonds have been temporarily increased (as described above), the bondholder is provided information regarding the reduced interest rate that will automatically go into effect upon the end of the temporary increase period. Interest payable on Worthy Property Bonds is compound interest and accrues on the Outstanding Principal Balance at the fixed interest rate of 7% APY, presently, from the date that the purchase funds have cleared. Interest shall be computed on the basis of a year consisting of 360 days, with interest credited daily to the payee’s account consisting of the same daily amount regardless of the actual number of days in such month. Upon credit of the interest to payee’s account, the interest shall be deemed paid in full. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts.

Repayment on Demand of Holder. Except as otherwise provided herein, the Worthy Property Bonds are subject to repayment at the demand of bond holders at any time. The bond holder has the right to cause the Company to repay the bond upon five (5) days’ notice and the outstanding principal balance together with the interest earned through the repurchase date will be credited to the bondholder’s account within five (5) business days; provided, however, if the bond holder requests a repayment of Worthy Property Bonds in the aggregate principal amount greater than $50,000, the Company may make such repayment to such bond holder within thirty (30) days of the request for such repayment.

Redemption by Company. Each Worthy Property Bond is redeemable by us at any time at par value plus any accrued but unpaid interest up to but not including the date of redemption. The Worthy Property Bonds are redeemable upon five (5) days’ notice by the Company to the bond holder and the outstanding principal balance together with the interest will be credited to the bond holder’s account within five (5) business days following the redemption date.

Security; Ranking; Sinking Fund. The Worthy Property Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Worthy Property Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Worthy Property Bonds. There is no sinking fund.

Fees. Worthy Property Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody. Worthy Property Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Worthy Property Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s Bond account.

Transfer. The Worthy Property Bonds are transferable free of charge.

Conversion or Exchange Rights. The Worthy Property Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Worthy Property Bonds:

●	if we fail to pay interest when due and our failure continues for 90 days;
●	if we fail to pay the principal, or premium, if any, when due whether by demand of a bond holder or by our redemption; and
●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Worthy Property Bonds may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

No Personal Liability of Directors, Officers, Employees and Shareholders. No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Worthy Property Bonds.

Assets and Income from Operating Subsidiary. As Worthy Lending V is a wholly owned subsidiary of the Company, we expect that the loans and other assets of Worthy Lending V, and the returns from the operations of such loans and assets, will generally remain available to support and fund the payment obligations of the Company with respect to the Worthy Property Bonds. While there is no formal security agreement in place with respect to these loans and other assets within Worthy Lending V (and while any current and future creditors of Worthy Lending V may also have recourse to the assets of the entity), as the Company is the sole member of Worthy Lending V we expect that the Company will retain the right at any time to cause the distribution of available funds from Worthy Lending V up to the Company so that the Company may meet such payment obligations.

Governing Law.

Worthy Property Bonds and the Worthy Property Bond Investor Agreement will be governed and construed in accordance with the laws of the State of Florida.

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Arbitration.

Pursuant to the terms of the Worthy Property Bond Investor Agreement, the holders of Worthy Property Bonds and the Company will agree to (i) resolve disputes of the holders of Worthy Property Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the Worthy Property Bond Investor Agreement, if a holder of Worthy Property Bonds does not agree to the terms of the arbitration provision, the holder of Worthy Property Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Worthy Property Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Worthy Property Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Florida, we believe that the arbitration provision in the Worthy Property Bond Investor Agreement is enforceable under federal law and the laws of the State of Florida. Although holders of Worthy Property Bonds will be subject to the arbitration provisions of the Worthy Property Bond Investor Agreement, the arbitration provisions do not preclude holders of Worthy Property Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers.

The Worthy Property Bond Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Property Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Worthy Property Bonds or the Worthy Property Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Worthy Property Bonds will be subject to these provisions of the Worthy Property Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY PROPERTY BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY PROPERTY BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

Exclusive Forum Provision

Section 7.4 of our Bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Florida is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY PROPERTY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The form of Worthy Property Bond is filed as an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Obtain More Information” appearing later in this offering statement.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

We were organized under the laws of the State of Florida and are subject to the Florida Business Corporation Act, or the “FBCA.” Subject to the procedures and limitations stated therein Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0850(1) of the FBCA empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding (other than any action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA also empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Pursuant to our Articles of Incorporation, to the fullest extent permitted by the FBCA, the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company or (ii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the FBCA, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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Our Bylaws provide the Company with the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Further, our Bylaws provide the Company with the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Further, our Bylaws provide that to the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Further, our Bylaws provide that any indemnification provided by the Company, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon determination that such indemnification is proper, to be made by the Board of Directors of the Company, by independent legal counsel or by shareholder vote.

The indemnification provided pursuant to Section 607.0850 of the FBCA, our articles of incorporation and our Bylaws provide, are not exclusive, and the Company may, as applicable, provide additional indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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PLAN OF DISTRIBUTION

Up to $75 million of our Worthy Property Bonds are being offered pursuant to this offering circular. While the Company reserves its right, pursuant to applicable securities laws, to issue additional securities other than those being offered under the offering circular, the Company will not issue securities under Regulation A in excess of $75 million during any 12-month period. Prospective investors will be referred to the Worthy App (which may be downloaded for free from the Apple Store or from Google Play) or Worthy Website at www.worthybonds.com, which are powered by the Worthy Technology Platform the Company has licensed from its parent company, WFI, to review this Offering Circular and the subscription agreement. The BOR will have access to the subscription information provided by prospective investors, will serve as broker of record for this Offering, and will provide processing and compliance services. This Offering Circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov.

The sale of the Worthy Property Bonds is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. For the services to be provided by the BOR please see “Plan of Distribution – Broker. The BOR is registered in each of the United States. It is anticipated that Worthy Property Bonds will be offered and sold in each such state, with the exception that Worthy Property Bonds will not be offered or sold, from or into, the State of Florida.

With respect to the Worthy Property Bonds:

●	The Company is the entity which issues the Worthy Property Bonds;
●	The BOR, which is a registered broker-dealer, acts as the broker of record with respect to the offering. The BOR will provide processing and compliance services in connection with the offering.

For the avoidance of doubt, the BOR has not and will not solicit purchases of Worthy Property Bonds, make any recommendations regarding the Worthy Property Bonds to prospective investors, or otherwise provide underwriting or placement agent services in connection with the offering.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to this offering of the Worthy Property Bonds.

Set forth below is the procedure for subscribing to purchase Worthy Property Bonds:

Establishing a Worthy Property Bonds Account on the Worthy Website

The first step to being able to purchase Worthy Property Bonds is to set up an account, which we refer to as a “Worthy Property Bonds Account.” In order to set up a Worthy Property Bonds Account, you need to do the following:

●	if you are an individual, you will need to establish a Worthy Property Bonds Account through the Worthy Website or App by registering and providing your name, email address, social security number, the type of account and other specified information;
●	if you are subscribing for the Worthy Property Bonds as a corporation, limited liability company, partnership, or other entity, the entity will need to establish a Worthy Property Bonds Account through the Worthy Website by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and
●	in either case, you must agree to our terms of use and privacy policy which provide for the general terms and conditions of using the Worthy Website and other applicable terms and conditions.

By subscribing for Worthy Property Bonds, you will be consenting to receiving all notifications required by law or regulation or provided for by the Worthy Website electronically at your last electronic address you provided to us.

After you have successfully registered with the Worthy Website or App, you may view the Worthy Property Bond offering circular and related documents. Please note that you are not obligated to submit a subscription for any Worthy Property Bonds simply because you have registered on the Worthy Website.

If you have difficulty opening an account or otherwise using the Worthy Website, you may use the live help button on the website or the App to connect with a customer service representative. Customer service representatives will help you with technical issues related to your use of the Worthy Website. However, customer service representatives will not provide you with any investment advice, nor how much to invest in Worthy Property Bonds, or the merits of investing or not investing in Worthy Property Bonds.

Establishing an Account Using the Worthy App

Procedurally, Worthy App users register on the application via the worrthybonds.com website or via the mobile App, which may be downloaded for free from the Apple Store or from Google Play and simply link to their bank account. Whenever users want to buy a bond they click the “Buy Bonds” button to purchase. If they would like to purchase via their spare change round-ups they can also link a debit card or credit card to the App for this purpose. If the round-up feature is engaged, every time the user shops or completes any checking account transaction, the App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the Worthy Property Bonds. The user’s linked bank account is monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can make one time or recurring purchases of Worthy Property Bonds.

Subscribing for Worthy Property Bonds

Once you have opened a Worthy Property Bond Account, in order for you to complete a subscription for Worthy Property Bonds, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

●	indicating the amount of Worthy Property Bonds that you wish to purchase;
●	reviewing the applicable offering circular for Worthy Property Bonds, including the Form of Bond;
●	submitting a subscription order by clicking the “Buy Bonds” button; and
●	reviewing the subscription to ensure accuracy, checking the box to confirm accuracy and confirming the subscription by clicking the confirmation button.

You will not be able to subscribe for a Worthy Property Bond unless you have completed all of the above steps.

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Once you submit a subscription to the Worthy Website, your subscription will constitute an offer to purchase Worthy Property Bonds. For purposes of the electronic order process at the Worthy Website, the time as maintained on the website will constitute the official time of a subscription.

As part of these terms and conditions to subscribe to purchase Worthy Property Bonds, you will be required to certify to us that:

●	you will have had the opportunity to view this offering circular and any offering circular supplement each time you purchase Worthy Property Bonds;
●	if you are an individual investor, your subscription is submitted for and on behalf of your account;
●	if you are an organization, your subscription has been submitted by an officer or agent who is authorized to bind the organization; and
●	you had the opportunity to review the Worthy Property Bond Investor Agreement, meet the qualifications to subscribe for Worthy Property Bonds and agree to be legally bound by the terms and conditions of the agreement.

Your subscription and all other consents submitted through the Worthy Website are legal, valid and enforceable contracts. We are not providing any investment or tax advice to subscribers of Worthy Property Bonds. We are not a broker dealer or investment adviser. The Worthy Property Bonds may not be a suitable investment for you, even if you qualify to purchase Worthy Property Bonds. Moreover, even if you qualify to purchase Worthy Property Bonds and place a subscription, you may not receive an allocation of Worthy Property Bonds for any number of reasons.

Broker

Pursuant to a broker-dealer agreement, dated June 10, 2022, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for this offering.

The BOR performs the following processing and compliance services in connection with the sale of the Worthy Property Bonds as a broker-of-record:

1.	Review and process investor information, including Know Your Customer (KYC) data and performing anti-money laundering (AML) and other compliance background checks, using the BOR’s and/or third-party vendor resources, and provide a recommendation to the Company as to whether or not to accept each prospective investor.
2.	Review each investor’s subscription agreement to confirm it is complete and such investor’s participation in the offering, and notify the Company of its findings.
3.	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;
4.	Keep investor information and data confidential and not disclose it to any third-party except as required by regulators, by law or in performance of the Brokerage Agreement (e.g., as needed for AML and background checks); and
5.	Coordinate with third-party providers to ensure adequate review and compliance.

For the avoidance of doubt, the BOR has not and will not solicit purchases of Worthy Property Bonds, make any recommendations regarding the Worthy Property Bonds to prospective investors, or otherwise provide underwriting or placement agent services in connection with the offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each of the United States. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Worthy Property Bonds and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any offering of the Worthy Property Bonds.  In addition, we have agreed to pay the BOR for certain other expenses.

 The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final closing of this offering, or (ii) the last date under which Worthy Property Bonds are permitted by applicable Commission rules to be offered and sold by the Company under this offering statement (of which this offering circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 1.1 to the offering statement of which this offering circular forms a part.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive a fee equal to one percent (1%) of the aggregate amount raised in the offering up to the first $25,000,000, then a fee equal to fifty basis points (0.50%) of any additional amount raised (collectively, the “Brokerage Fee”). The Brokerage Fee will be payable from the proceeds of the offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time expense fee of $5,000 for the BOR’s out-of-pocket expenses. The Company funded $11,750 in FINRA Rule 5110 filings fees which represents the Rule 5110 fee for the maximum of $75,000,000 of issuance in the twelve-month period following initial qualification. The Company also paid the BOR a one-time consulting fee of $20,000 in exchange for general consulting services provided in connection with offering.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is $10. There is no maximum investment amount per subscriber in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Worthy Property Bonds on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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Worthy Property Bond Rewards Program

The Company has created the Worthy Property Bond Rewards Program (“Bond Rewards Program”) to provide (i) investors (each a “Referrer”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for referring a friend or family member to open an account on the Worthy Fintech Platform to join the Worthy community and (ii) new members of the Worthy community (each a “Referree”) who meet eligibility standards set forth herein the opportunity to receive Worthy Property Bonds as a thank you for opening an account on the Worthy Fintech Platform as a result of an eligible referral. Each eligible Referrer and eligible Referree will be entitled to receive an award of one Worthy Property Bond valued at $10.00 each (each a “Bond Reward”) per eligible referral, subject to a limitation of 50 Worthy Property Bonds per Referrer account and Referree account per calendar year. Bond Rewards will be fulfilled through Worthy Property Bonds issued under the offering statement of which this offering circular forms a part.

Bond Rewards

A Bond Reward will be made to each an eligible Referrer and eligible Referree to receive one Worthy Property Bond valued at $10.00 each per eligible referral for which an eligible Referrer refers an eligible Referree as a result of which the Referree has opened a qualifying account using a unique referral link designated to the Referrer (the “Referral Offer”). The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referrer and the Referree to each receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Property Bond in order for the Referrer and the Referree to each receive a Bond Reward. The Worthy Property Bond will be awarded at the account level. We will generally process a Bond Reward for a Referral Offer and deposit the Worthy Property Bond issued pursuant to the Bond Reward in such Referrer’s account and Referree’s account within 15 days following the date the Referree opens a qualifying account with the unique referral link designated to the Referrer. Notwithstanding the foregoing, Bond Rewards are limited to 50 Worthy Property Bonds per Referrer account and per Referree account per calendar year.

There are no expenses charged to participants in connection with Bond Rewards under the Bond Rewards Program. All costs of administering the Bond Rewards Program will be paid by us. Our Worthy Property Bonds may not be available under the Bond Rewards Program in all states or jurisdictions. We are not making an offer to sell our Worthy Property Bonds in any jurisdiction where the offer or sale is not permitted.

This offering circular sets forth the terms of the Bond Rewards Program. We will determine any question of interpretation arising under the Bond Rewards Program, and any such determination will be final. Any action taken by us to effectuate the Bond Rewards Program in the good faith exercise of our judgment will be binding on all parties.

Any questions regarding the Bond Rewards Program should be referred to our customer care at support@worthy.us.

Eligibility

In order for you to receive a Bond Reward as a Referrer for referring a friend or family member to join the Worthy community or as a Referree for joining the Worthy community, such Referree must open an account on the Worthy Fintech Platform and must have used to open the Referree’s account the unique referral link that we assigned to the Referrer. The Referree would not be required to fund his or her account on the Worthy Fintech Platform in order for the Referrer and the Referree to receive a Bond Reward. In other words, the Referree would not be required to purchase a Worthy Property Bond in order for the Referrer and the Referree to each receive a Bond Reward. You must be a U.S. resident of majority age and you must meet the Applicable Restrictions set forth below.

Applicable Restrictions

The following types of Referrer and Referree accounts are excluded from eligibility to receive a Bond Reward: government accounts, employee accounts, other accounts designated by the Company as “special” accounts, VIP accounts, and dealer accounts. To determine if your account is eligible, you should check your account at the Worthy App or at www.worthybonds.com, or contact our customer service at support@worthy.us

The Bond Rewards Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are of the age of majority for the state in which you reside. We may later allow foreign residents to join the Bond Rewards Program, which may depend upon your country of residence and other factors as we determine in our discretion. Bond Rewards are limited to 50 Worthy Property Bonds per Referrer account and per Referree account per calendar year.

If the Referrer or Referree requests the repayment of Worthy Property Bonds in the aggregate principal amount greater than $50,000, the Company may make such repayment to such Referrer or Referree within thirty (30) days of the request for such repayment.

Bond Rewards are not transferable.

Electronic Book-Entry of Worthy Property Bonds

Worthy Property Bonds in the Bond Rewards Program will be maintained in your name in book-entry form. Physical certificates are not available.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Worthy Property Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Worthy Property Bonds offered hereby are offered and sold only to “qualified purchasers” or at a time when the Worthy Property Bonds are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in Worthy Property Bonds does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

42

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Worthy Property Bonds (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Worthy Property Bonds, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Worthy Property Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Worthy Property Bonds; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Worthy Property Bonds, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Worthy Property Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Property Bonds.

In order to purchase Worthy Property Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that subscriptions for and rewards of the Worthy Property Bonds offered hereby equal $75,000,000 or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of Worthy Property Bonds for cash could terminate prior to the Bond Rewards Program offering if we have sold all of the Worthy Property Bonds but have not issued all of the Worthy Property Bonds in the Bond Rewards Program offering. The Bond Rewards Program offering could terminate prior to the offering of Worthy Property Bonds for cash if all of the Worthy Property Bonds offered in the Bond Rewards Program offering have been awarded but not all of the Worthy Property Bonds for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

43

Worthy Website Operation

Although the Worthy Website and App has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Website to any particular issuance of Worthy Property Bonds pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

Orders will typically be processed by our payment processor within 4 to 5 business days following the order. You may not withdraw the amount of your purchase order, unless the purchase is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. Interest does not accrue until the purchase funds have cleared.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the Worthy Property Bonds that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

The minimum purchase order that you may submit to purchase Worthy Property Bonds is $10, and subject to consideration there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

●	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and
●	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Worthy Property Bonds.

In order to purchase Worthy Property Bonds and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Tax and Legal Treatment

Worthy Property Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

IRA

If an investor opens a new IRA account on the Worthy Fintech Platform and makes a minimum investment of $2,500, we will pay all of his or her third-party fees associated with opening the IRA account on the Worthy Fintech Platform through one of our integrated partners.

Auto-Invest Program

Following the user’s initial purchase of Worthy Property Bonds, they can elect to participate in our auto-invest program, or the “Auto-Invest Program,” which allows them to automatically invest in additional Worthy Property Bonds on a recurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that they designate.

If they elect to participate in the Auto-Invest Program, we will automatically place orders for Worthy Property Bonds that match the amount and parameters they designate. Investors may affirmatively elect to participate or cancel their participation in the Auto-Invest Program by selecting “on” or “off” in their Worthy accounts. As part of affirmatively electing to participate in the Auto-Invest Program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., daily, weekly or monthly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the Auto-Invest Program. Upon affirmatively electing to participate in the Auto-Invest Program, the investor will be asked to agree to the terms and conditions of the Worthy Property Bond Investor Agreement. Prior to each “auto investment,” the investor will be presented with the most recent offering circular and will be asked to reconfirm (i) the terms and conditions of the Worthy Property Bond Investor Agreement which they originally agreed to, such as that the investor continues to be either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this offering, and (ii) that they have reviewed our SEC filings, including the latest offering circular with respect to the investment. If no reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” the “auto-investment” shall not be executed. If a reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” we will send a confirmatory email to the investor denoting the amount invested upon such “auto-investment.”

Holders of Worthy Property Bonds will have access to current information regarding their Worthy Property Bonds by viewing their account on the Worthy Website or App. Users can review, adjust, cancel, pause, or restart the Auto-Invest Program at any time by making the appropriate selection within their account or by contacting us.

We treat any sales of Worthy Property Bonds made pursuant to the Auto-Invest Program as sales chargeable against the aggregate total of offered securities pursuant to the offering circular and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a). While the Company reserves its right, pursuant to applicable securities laws, to issue additional securities other than those being offered under the Offering Circular, the Company will not issue securities under Regulation A in excess of $75 million during any 12-month period.

44

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Program. Your participation in the Program will have certain consequences from a U.S. federal income tax standpoint. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Because the Program is unique, there are limited applicable legal precedents applicable to the income tax consequences of the Program, and we are not able to describe all of the material tax consequences with certainty. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences only, and may not be applicable depending on your particular situation. The discussion addressed only to individuals who are U.S. citizens or residents for U.S. tax purposes, and who hold their Worthy Property Bonds as “capital assets” within meaning of the Code. You are urged to consult your own tax advisor with respect to the income and other tax consequences of the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

If you receive Worthy Property Bonds under the Worthy Property Bond Rewards Program, upon receipt you will generally realize taxable income equal to the fair market value (calculated using the method described under the heading “Price of Worthy Property Bonds” in this offering circular) of the Worthy Property Bonds. We will report this amount to the IRS using Form 1099-MISC as applicable.

There can be no assurance IRS will agree with the foregoing tax treatment, and it is possible that the federal income tax consequences of the Program could differ from those described above.

Your participation in the Program may also be subject to information reporting and tax withholding.

Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

APPOINTMENT OF AUDITOR

On April 14, 2022, we engaged Assurance Dimensions, as our independent registered public accounting firm. Assurance Dimensions audited our consolidated financial statements for the period from April 9, 2021 (inception) through March 31, 2022, 2023 and 2024. Prior to engaging Assurance Dimensions, as our independent registered public accounting firm, Salberg & Company, P.A. (“Salberg”) served as our independent registered public accounting firm to audit our consolidated financial statements. From the date of inception through the subsequent date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Salberg’s satisfaction, would have caused Salberg to make reference to the matter in their report. From the date of inception through the subsequent date of dismissal there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Dickinson Wright PLLC, 350 East Las Olas Boulevard, Suite 1750, Fort Lauderdale, Florida 33301.

EXPERTS

Our consolidated balance sheet as of March 31, 2024 and the related consolidated statements of operations, shareholder’s deficit and cash flows for the period from March 31, 2023 through March 31, 2024 included in this offering circular have been audited by Assurance Dimensions, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Worthy Property Bonds to be sold in this offering. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our company and the Worthy Property Bonds to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this offering circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The offering statement is also available on the Worthy Website at www.worthybonds.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; Post Qualification Amendment when required; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of July each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by December 31st each year, which will include unaudited financial statements for the six months ending September 30. We will also file a Form 1-U to announce important events such as a change in interest rates payable on Worthy Property Bonds, the loss of a senior officer, a change in auditors or certain types of capital-raising and Post Qualification Amendments as required. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

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INDEX TO FINANCIAL STATEMENTS

WORTHY PROPERTY BONDS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of Worthy Property Bonds, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Worthy Property Bonds, Inc. and Subsidiary (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholder’s deficit, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the consolidated results of its operations comprehensive loss and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss of approximately $1,677,000 for the year ended March 31, 2024. The Company also had a shareholder’s deficit and an accumulated deficit of approximately $2,867,000 and $3,094,000, respectively, at March 31, 2024. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of allowance for credit losses for mortgage loans and related accrued interest receivables

As described within Note 3 in the header section entitled “Allowance for Credit Losses” and in Note 6 “Mortgage Loans Held for Investment”, to the consolidated financial statements, the Company’s consolidated mortgage loans held for investment, net of the total related $257,756 allowance for mortgage loan losses, was $25,517,868 at March 31, 2024. Mortgage loans held for investment and related interest receivable balances are evaluated by management for collectability periodically and at year-end using various data inputs. The determination of the valuation of these balances requires management to make significant estimates and assumptions related to the intent and ability of the borrowers to pay the amounts owed to the Company.

We identified the valuation of the allowance of credit losses for the mortgage loans and related interest receivables as a critical audit matter. Auditing management’s judgments regarding the intent and ability of the borrowers to pay the amounts due to the Company involved a high degree of complexity and subjectivity.

The primary procedures we performed to address this critical audit matter included (a) reviewing management’s process for developing an estimate of the allowance for credit losses to be recorded including management’s use of internal risk ratings and credit quality indicators and the information management uses to develop these ratings and indicators, (b) sending audit confirmation letters to a sample of borrowers, (c) reviewing the promissory notes and related legal documents including any collateral related documents for our sample of borrowers, (d) testing compliance with terms of the borrower’s agreements; and (e) reviewing and verifying the historical and subsequent collection history through the date of our procedures for our sample of borrowers and correlating this history to management’s process of developing the allowance for credit losses. Based on our procedures, we were in agreement with the Company’s ending allowance for credit losses as of March 31, 2024.

We have served as the Company’s auditor since 2022.

Coral Springs, Florida

July 26, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-3

WORTHY PROPERTY BONDS, INC.

Consolidated Balance Sheets

	March 31, 2024	March 31, 2023

ASSETS

Assets
Cash	$2,624,204	$1,892,508
Mortgages loans held for investment, net of $257,756 and $203,310 reserve at March 31, 2024 and 2023, respectively	25,517,868	20,127,689
Interest receivable net of $2,512 and $2,070 reserve at March 31, 2024 and 2023, respectively	248,653	204,903
Investments	12,639,637	-
Due from affiliate	9,077	-
TOTAL ASSETS	$41,039,439	$22,225,100

LIABILITIES AND SHAREHOLDER’S DEFICIT

Liabilities
Bond liabilities	$41,885,732	$22,818,949
Accrued interest	1,988,931	321,329
Accrued expenses	28,275	49,897
Due to affiliate	-	203,932
Accounts Payable	3,152	27,570
Total Liabilities	43,906,090	23,421,677

Commitments and Contingencies (note 10)

Shareholder’s Deficit
Common Stock, par value $0.001, and 100 shares authorized, and 100 shares issued and outstanding	-	-
Additional paid-in capital	219,800	219,800
Accumulated other comprehensive loss	7,117	-
Accumulated deficit	(3,093,568)	(1,416,377)
Total Shareholder’s Deficit	(2,866,651)	(1,196,577)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$41,039,439	$22,225,100

The accompanying notes are an integral part of the consolidated financial statements.

F-4

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended March 31, 2024	Year Ended March 31, 2023

Operating Revenue
Interest on loans receivable	$2,666,491	$610,184

Total operating revenue	2,666,491	610,184

Cost of Revenue
Interest expense on bonds	2,343,032	613,056
Provision for loan losses	268,840	205,380

Total cost of revenue	2,611,872	818,436

Gross profit (loss)	54,619	(208,252)

Operating expenses
General and administrative expenses	513,992	385,129
Compensation and related expenses	1,263,173	587,994
Sales and marketing	235,694	106,377

Total operating expenses	2,012,859	1,079,500

Other Income (Expense)
Interest and dividends on investments	275,609	-
Unrealized gains (losses) on investments, net	5,440	-

Total other income (expenses)	281,049	-

Net Loss	$(1,677,191)	$(1,287,752)

Other comprehensive income:
Unrealized gains (loss) on available for sale debt securities	7,117	-
Comprehensive loss	$(1,670,074)	$(1,287,752)

Net loss per common share - basic and diluted	$(16,771.91)	$(12,877.52)
Weighted average number of shares outstanding - basic and diluted	100	100

The accompanying notes are an integral part of the consolidated financial statements.

F-5

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Changes in Shareholder’s Deficit

For the Years Ended March 31, 2024 and 2023

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total

Balance at March 31, 2022	100	$-	$125,000	$-	$(128,625)	$(3,625)

Capital contributions from parent	-	-	94,800	-	-	94,800

Net loss	-	-	-	-	(1,287,752)	(1,287,752)

Balance at March 31, 2023	100	-	219,800	-	(1,416,377)	(1,196,577)

Unrealized gain (loss) on available for sale debt securities	-	-	-	7,117	-	7,117

Net loss	-	-	-	-	(1,677,191)	(1,677,191)

Balance at March 31, 2024	100	$-	$219,800	$7,117	$(3,093,568)	$(2,866,651)

The accompanying notes are an integral part of the consolidated financial statements.

F-6

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Cash Flows

	Year Ended March 31, 2024	Year Ended March 31, 2023

Cash flows from operating activities:
Net loss	$(1,677,191)	$(1,287,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Bonds issued for marketing service	-	26,590
Unrealized losses (gains) on investments, net	(5,440)	-
Provision for loan loss	268,840	205,380
Changes in working capital items:
Interest receivable	(131,144)	(206,973)
Accrued interest	1,667,602	321,329
Accrued expenses	(21,622)	49,897
Accounts payable	(24,418)	22,058

Net cash provided by (used in) operating activities	76,627	(869,470)

Cash flows from investing activities:

Purchase of investments	(12,627,080)	-
Mortgage Loans receivable disbursements	(19,232,000)	(21,181,000)
Mortgage Loans receivable pay downs	13,660,375	850,001

Net cash used in investing activities	(18,198,705)	(20,330,999)

Cash flows from financing activities:
Proceeds from bonds	35,259,198	26,768,261
Redemption of bonds	(16,192,415)	(3,975,903)
Proceeds (repayments) to/from related party	(213,009)	203,932
Capital contributions from parent	-	94,800

Net cash provided by financing activities	18,853,774	23,091,090

Net change in cash	731,696	1,890,621

Cash at beginning of year	1,892,508	1,887

Cash at end of year	$2,624,204	$1,892,508

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$531,256	37,162
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-7

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Property Bonds, Inc., a Florida corporation, (the “Company,” “WPB”, “we,” or “us”) was founded in April of 2021. Also, in April 2021, the Company organized Worthy Lending V, LLC, a Delaware limited liability company, (“WL V”) as a wholly owned subsidiary of Worthy Property Bonds, Inc. The Company primarily loans or participate in real estate loans. We offer our Worthy Property Bonds in $10.00 increments on a continuous basis directly through the Worthy Bonds website via computer or the Worthy App, to fund our loans.

We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI” or “Worthy Financial”), which owns a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds. The “users” may also use additional funds to purchase Worthy Bonds. WFI also owns the technology on the website. This technology is defined as the “Worthy Technology Platform.”

The Company’s year-end is March 31st.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of approximately $1,677,000 and had cash provided by operations of approximately $77,000 for the year ended March 31, 2024. The net losses incurred from inception have resulted in an accumulated deficit of approximately $3,094,000 at March 31, 2024. There is a possibility that bond liability redemption requests may exceed available liquidity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company filed a Form 1-A Regulation A Offering Statement, which, was declared effective, in fiscal year ended March 31, 2023, which allowed the Company to raise funds through the sale of its Worthy Property Bonds. Also during the fiscal year ended March 31, 2023, the Company began making loans and collecting interest income. In response to the losses incurred, the Company continues to constantly evaluate and monitor the cash needs and existing cash burn rate, in order to make adjustments to it’s operating expenses. The Company’s cash was obtained primarily through the sale of our Worthy Bonds and from collections of interest and dividends on our outstanding loans and investments.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in enough additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Worthy Lending V, LLC.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, estimates of the valuation allowance on deferred tax assets, assessing the collectability of loans and interest receivable, valuation of investments held and due from related parties.

F-8

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Company is subject to potential concentrations of credit risk in its cash accounts. Noninterest-bearing deposits in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) were insured up to a maximum of $250,000 at March 31, 2024 and 2023. At March 31, 2024 and 2023, the aggregate balances were in excess of the insurance. The Company places its cash with high quality financial institutions. Investments at other financial institutions were insured by the Securities Investor Protection Corporation (SIPC) up to $500,000, which includes a $250,000 limit for cash. The Company places its cash with high quality financial institutions. As of March 31, 2024 and March 31, 2023, the Company is in excess of FDIC insurance limits in the amount of $2,115,442 and $1,392,843, respectively. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, loans and interest receivable, accounts payable, notes payable, accrued expenses, accrued interest payable and bond liabilities. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

F-9

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

	March 31, 2024	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Description

Recurring fair value measurements

Available for sale debt securities:
Treasury Bills	$11,626,664	$11,626,664	$-	$-
Government Bonds	524,999	524,999	-	-
Asset Backed Securities	487,974	487,974	-	-
Total available for sale securities	12,639,637	12,639,637	-	-

Total recurring fair value measurements	$12,639,637	$12,639,637	$-	$-

There were no investments as of March 31, 2023.

Investments

On January 1, 2018, the Company adopted ASU 2016-01 “Financial Instruments – Overall” which requires unrealized gains and losses from marketable equity securities to be recognized in operations.

Investments consist of various debt and equity investments, although only debt securities at March 31, 2024. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. Equity securities where the fair market value or net asset value are not available are carried at cost, subject to impairment valuation. The Company classifies certain of its debt instruments as available-for-sale pursuant to ASC 320, Investments – Debt and Equity Securities. Debt securities are classified as held to maturity, at unamortized cost on the consolidated balance sheet if (i) the Company has the intent and ability to hold the investments for a period of at least one year and (ii) the contractual maturity date of the investments is greater than one year. Debt securities available for sale are carried at fair value or amortized cost with unrealized gains or losses recorded as other comprehensive income or loss in equity. Debt securities held to maturity are carried at amortized cost and unrealized gains and losses are not recognized. Realized gains and losses are included in other income or expense in the consolidated statements of operations and comprehensive loss on a specific-identification basis.

F-10

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

The Company reviews securities that are not measured at fair value for other-than-temporary impairment whenever the fair value of a security is less than the amortized cost and evidence indicates that a security’s carrying amount is not recoverable within a reasonable period of time. Other-than-temporary impairments of investments are recognized in the consolidated statements of operations and comprehensive loss if the Company has experienced a credit loss, has the intent to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, compliance with the Company’s investment policy, the severity and the duration of the impairment and changes in value subsequent to the end of the period.

Mortgage Loans Held for Investment

Mortgage loans held for investment consist of loans secured by a mortgage in the real estate, which is located in the state of Florida. These loans typically have a maturity date of 2 years, pay interest at rates between 10% and 13% and are serviced by an outside, unrelated party. These loans require monthly interest payments to us. We have both the ability and intent to hold these loans to maturity. These loans are carried at amortized cost, reduced by a valuation allowance for loan losses, if deemed necessary, estimated as of the consolidated balance sheet dates.

Accrued Interest Receivable

In accordance with ASC 326-20-30-5A, the Company includes, in the allowance for loan losses an amount attributed to accrued interest receivable.

In accordance with ASC 326-20-35-8A, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Allowance for Credit Losses

Customer accounts receivable are stated at the amount management expects to collect on balances. The Company accounts for credit losses in accordance with ASC Topic 326, Financial Instruments – Credit Losses (“ASC Topic 326”). ASC 326 impacts the impairment model for certain financial assets measured at amortized cost by requiring a current expected credit loss (“CECL”) methodology to estimate expected credit losses over the entire life of the financial asset, recorded at inception or purchase. The Company has the ability to determine there are no expected credit losses in certain circumstances. We evaluate the creditworthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, loan-to-value ratio, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

Past Due and Non-Accrual Loans Receivable

Loans receivable are considered past due when a borrower hasn’t made a principal or interest payment for 90 days. The Company considers a loan to be non-performing and put on non-accrual status when management believes collectability is not probable. Management predicts probability of collectability through qualitative and quantitative criteria, including whether the loan is in past due status, borrower financial condition, including net collateral to loan balance, personal or corporate validity or other guarantees, our experience with the borrower, quality of borrower internal credit review system, quality of borrower management, and external operating environment. When a loan is placed on non-accrual status, we cease accruing interest and a reserve on interest receivable is established.

F-11

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We generate revenue primarily through interest earned. For term loans, we will recognize interest income.

We also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which is all included in other income (expense) in the statements of operations and comprehensive loss.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

During 2024 and 2023, costs incurred by our sister company Worthy Management, Inc. (WM) have been allocated to the Company for the purposes of preparing the consolidated financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the consolidated statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740.

The Company is included with its parent company’s (Worthy Financial Inc.) consolidated tax return. The parent company’s consolidated tax returns for the years 2020, 2021 and 2022 remain open for audit by the IRS.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity at March 31, 2024, and March 31, 2023.

F-12

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future consolidated financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 5. INVESTMENTS

The Company maintains a portfolio of investments on its consolidated balance sheets which consist of securities held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. The Company typically invests in government bonds, asset backed securities, and U.S. treasury securities.

The following is a summary of the investments as of March 31, 2024:

	Cost	Unrealized Gain (Loss)	Fair Value	Percentage of Total
Available for Sale - Debt Securities
Treasury Bills	11,617,764	8,900	11,626,664	92%
Government Bonds	525,027	(28)	524,999	4%
Asset Backed Securities	489,729	(1,755)	487,974	4%
Total Investments	$12,632,520	$7,117	$12,639,637	100%

There were no investments as of March 31, 2023.

NOTE 6. MORTGAGE LOANS HELD FOR INVESTMENT

Mortgage Loans Held for Investment

Commencing in November of 2022, the Company began investing in mortgage loans. Each loan is secured by a mortgage in the real estate, which is located in the state of Florida. Each loan has a maturity date of 2 years and mature between November of 2024 and March of 2026. These loans pay interest at rates between 10% and 13%, annually and are serviced by an outside, unrelated party.

F-13

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

A summary of the Company’s loan portfolio as of March 31, 2024, disaggregated by class of financing receivable, are as follows:

Loans to Real Estate Developers Secured by First Mortgages

Outstanding at March 31, 2024

Loans	$25,775,624

Allowance for credit losses	$(257,756)

Total Loans, net	$25,517,868

A summary of the Company’s loan portfolio as of March 31, 2023, disaggregated by class of financing receivable, are as follows:

Loans to Real Estate Developers Secured by First Mortgages

Outstanding at March 31, 2023

Loans	$20,330,999

Allowance for credit losses	$(203,310)

Total Loans, net	$20,127,689

A summary of the Company’s loan loss allowance as of March 31, 2024, are as follows:

	Balance at March 31, 2023	Write-off	Provision for loan loss	Balance at March 31, 2024

Mortgage Receivable Allowance	$203,310	$(127,000)	$181,446	$257,756

Interest Receivable Allowance	$2,070	$(86,952)	$87,394	$2,512

Total	$205,380	$(213,952)	$268,840	$260,268

The beginning balance of our loan loss reserve at March 31, 2022, was $0, the March 31, 2023 provision for expected losses was $205,380 and the ending balance at March 31, 2023 is $205,380, which includes $2,070 of interest receivable reserve.

F-14

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

We had no loans past due or on non-accrual status at March 31, 2024 and 2023.

As of March 31, 2024, future annual maturities of mortgage loans held for investment consists of the following:

Period Ended March 31,	Amount
2025	$9,603,999
2026	$16,171,625
$25,775,624

As of March 31, 2024 there were 22 mortgage loans with a gross balance of $25,775,624, which are required to pay only interest until maturity when the principal is due.

As of March 31, 2023 there were 19 mortgage loans with a gross balance of $20,330,999 which are required to pay only interest until maturity when the principal is due.

NOTE 7. DUE TO AFFILIATE

On April 9, 2021, we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. Prior to this operational restructure, our executive officers and other administrative personnel were employed by either WFI or by our sister company Worthy Peer Capital, Inc. As a result, once the operational restructure was complete effective January 1, 2020, our executive officers and the other personnel which provide services to us are all employed by Worthy Management. These personnel also provide services to WFI, Worthy Peer, Worthy Peer II, and Worthy Community Bonds, including its subsidiaries.

The initial term of the Management Services Agreement will continue until December 31, 2024 and will automatically renew for successive one-year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

Included in due to/from affiliate is the balance due to/from Worthy Management of $9,077 and $186,531 at March 31, 2024 and 2023, respectively.

Also included in due to affiliate on the March 31, 2023 balance sheet is $17,401 for technology fees payable to WFI.

F-15

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 8. BOND LIABILITIES

In October of 2022 our Regulation A+ Offering Statement was declared Qualified by the Securities and Exchange Commission allowing for the sale by the Company, within 12 months, of up to $75,000,000 of $10.00, 5% APY Bonds, 5.5% APY interest effective April 2023, 6% APY effective August 2023, 7% APY interest effective November 2023 until November 2024.

During the year ended March 31, 2023, the Company sold and redeemed Worthy Bonds. The Bonds are renewable at the option of the bond holder, accrue interest at 5.5% APY effective April 1, 2023, 6% APY effective August 2023, and 7% APY interest effective November 2023 and the Company may redeem the bonds at any time. The Company has up to 30 days to make payment on any redemption of $50,000 or greater. The Company has approximately $1,989,000 and $321,000 of accrued interest related to these outstanding bonds at March 31, 2024 and 2023, respectively. The Bond liabilities balance at March 31, 2024 and 2023 was $41,885,732 and $22,818,949, respectively. Effective May 28, 2024, the Company temporarily suspended bond sales pending approval of the Post-Qualification Amendment on file with the SEC.

A summary of the Company’s bond liabilities activity for the year ended March 31, 2024, is as follows:

Outstanding at April 1, 2023	$22,818,949

Bond issuances	$35,259,198
Bond redemptions	$(16,192,415)

Outstanding at March 31, 2024	$41,885,732

A summary of the Company’s bond liabilities activity for the year ended March 31, 2023, is as follows:

Outstanding at April 1, 2022	$-

Bond issuances	$26,768,261
Bond redemptions	$(3,975,903)
Bonds issued for marketing	$26,590

Outstanding at March 31, 2023	$22,818,949

NOTE 9. INCOME TAXES

For the period ended March 31, 2024, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

F-16

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

The components of the net deferred tax assets are as follows:

	Period ended March 31, 2024	Period ended March 31, 2023
Net Operating Loss	$638,000	$291,000
Loan Loss Reserve	$64,000	50,000
Less: Valuation allowance	(702,000)	(341,000)
Net deferred tax asset	$-	$-

The net deferred tax assets have been fully offset by a valuation allowance at March 31, 2024 and 2023. The increase in the valuation allowance was $361,000.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the years ended March 31, 2024 and 2023 and the actual tax provisions for the year ended March 31, 2024 and the period ended March 31, 2023.

	March 31, 2024	March 31, 2023

Expected provision (benefit) at statutory rate	(21.0)%	(21.0)%
State taxes	(3.6)%	(3.6)%
Increase in valuation allowance	24.6%	24.6%
Total provision (benefit) for income taxes	0.0%	0.0%

At March 31, 2024 and 2023, the Company had Federal net operating loss carry forwards of approximately $2,593,000 and $1,184,000, respectively. The net operating loss carry forward at March 31, 2024, can be carried forward indefinitely subject to annual usage limitations.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

Regulatory

The sale of the Worthy Bonds is subject to federal securities law and the Bonds are Qualified under Regulation A+. The distribution of the Worthy Bonds is also subject to regulations of several states and the Company is registered as an Issuer Dealer in the State of Florida. The loans made by the Company may be subject to state usury laws.

F-17

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 11. EQUITY

The Company has authorized 100 shares of common stock. In April of 2021, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. During the year ended March 31, 2024 and March 31, 2023, WFI contributed $0 and $94,800 as additional paid-in capital, respectively. WFI is the sole shareholder of the Company’s common stock.

NOTE 12. RELATED PARTIES

The Company has received capital contributions from its parent company, see note 11. The Company has entered into a management services agreement with Worthy Management, an affiliate, see note 7.

In September of 2021, the Company entered into a license fee agreement with WFI to pay a license fee to WFI for the use of the Worthy Fintech Platform in the amount of $5.00 per registered user per year.

For the years ended March 31, 2024, and 2023, the Company paid WFI approximately $101,000 and $28,000, respectively, which is included in general and administrative expenses in the statement of operations, pursuant to this agreement.

NOTE 13. CONCENTRATIONS

The mortgage loans held for investment gross balance at March 31, 2024 of $25,775,624 is due from 22 borrowers, of this gross balance 1 borrower’s balance due is approximately 18% of the total balance due.

The mortgage loans held for investment gross balance at March 31, 2023 of $20,330,999 is due from 19 borrowers, of this gross balance 1 borrower’s balance due is approximately 10% of the total balance due.

NOTE 14. SUBSEQUENT EVENTS

Worthy Property Bond sales subsequent to March 31, 2024, were approximately $4,582,000, while bond redemptions were approximately $6,271,000 during the same period. These sales have been recorded as an increase in cash and an increase in a corresponding liability and the bond redemptions have been recorded as a decrease in cash and a decrease in bond liabilities.

The Company has evaluated these consolidated financial statements for subsequent events through the date these consolidated financial statements were available to be issued. Other than those noted above, management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-18

Worthy Property Bonds, Inc.

Best Efforts Offering of

$75,000,000 Maximum Offering Amount

of Worthy Property Bonds

OFFERING CIRCULAR

September 12, 2024

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1**	Form of Broker-Dealer Agreement with Dalmore Group, LLC
1.2**	Technology License Fee Agreement with WFI
1.3**	Securities Purchase Agreement
2.1**	Articles of Incorporation.
2.2**	Bylaws.
3.1**	Form of Worthy Property Bond.
4.1**	Form of Worthy Property Bond Investor Agreement (for cash).
4.2**	Form of Worthy Property Bond Subscription Agreement (for Bond Rewards for Eligible Referrals).
4.3**	Form of Worthy Property Bond Auto-Invest Program information.
6.1**	Management Services Agreement dated April 9, 2021, by and between Worthy Management, Inc. and Worthy Property Bonds II, Inc.
10.1**	Power of Attorney (as included on the signature page of Form 1-A).
11.1*	Consent of Dickinson Wright PLLC (included in Exhibit 12.1).
11.2*	Consent of Assurance Dimensions
12.1*	Opinion of Dickinson Wright PLLC

* Filed herewith.

**Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post Qualification Amendment on Form 1-A POS to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on September 12, 2024.

Worthy Property Bonds, Inc.

By:	/s/ Dara Albright
Dara Albright
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Post Qualification Amendment on Form 1-A POS has been signed by the following persons in the capacities indicated on September 12, 2024.

Name	Positions	Date

/s/ Dara Albright	Chief Executive Officer, President, Chief Marketing Officer and director	September 12, 2024
Dara Albright	(principal executive officer)

/s/ Alan Jacobs	Treasurer, Secretary and director	September 12, 2024
Alan Jacobs	(principal financial and accounting officer)

/s/ Sally Outlaw	director	September 12, 2024
Sally Outlaw

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